UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18111 Von Karman Avenue, Suite 800
Irvine, California 92612
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 16, 2016

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612 on August 16, 2016, at 1:00 p.m. Pacific Time, for the following purposes:

1.
to elect nine persons to serve as directors of our company until the 2017 annual meeting of shareholders. Our nominees for election to our Board of Directors (“Board”) are named in the attached proxy statement, which is a part of this notice;

2.	to conduct an advisory vote to approve the compensation for our named executive officers (i.e., “Say-on-Pay”);

3.	to conduct an advisory vote to approve the frequency of holding an advisory vote to approve the compensation for our named executive officers (i.e, “Say-on-Frequency”);

4.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

5.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 17, 2016, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD. OUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSAL 2, A VOTE FOR “ONE YEAR” ON PROPOSAL 3, AND A VOTE “FOR” PROPOSAL 4.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary
Irvine, California
June 30, 2016

TABLE OF CONTENTS

Page
SOLICITATION OF PROXIES	1
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	1
OUTSTANDING SHARES AND VOTING RIGHTS	2
CAUTION CONCERNING FORWARD LOOKING STATEMENTS	4
PROPOSAL NO. 1: ELECTION OF DIRECTORS	5
NON-DIRECTOR EXECUTIVE OFFICERS	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
EQUITY COMPENSATION PLAN INFORMATION	11
EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION	12
Compensation Discussion and Analysis	12
Summary Compensation Table for Fiscal Year Ended March 31, 2016	26
Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016	28
Outstanding Equity Awards at Fiscal Year Ended March 31, 2016	32
Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2016	33
Pension Benefits	34
Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2016	34
Potential Payments Upon Termination of Employment or Change-in-Control	34
Director Compensation for Fiscal Year Ended March 31, 2016	36
Compensation Committee Interlocks and Insider Participation	38
Compensation Committee Report	38
INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND RELATED MATTERS	39
Board of Directors	39
Board Committees and Charters	40
Related Matters	43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	44
Review, Approval or Ratification of Transactions with Related Persons	44
Related Person Transactions	45
PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)	46
PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)	48
PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
Audit and Non-Audit Fees	49
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	49
ANNUAL REPORT AND AVAILABLE INFORMATION	50
PROPOSALS OF SHAREHOLDERS	50
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	50
OTHER MATTERS	51

18111 Von Karman Avenue, Suite 800
Irvine, California 92612
______________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 16, 2016
_________________________
PROXY STATEMENT
_________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. (“Quality Systems,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2016, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.
Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on August 15, 2016 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.
Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.
We will bear all expenses in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

This proxy statement, the accompanying proxy card and our 2016 annual report are being made available to our shareholders on or about June 30, 2016.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 16, 2016.
This proxy statement, the notice of our 2016 annual meeting of shareholders and the Company’s 2016 annual report to shareholders are available on our website at http://investor.qsii.com/annual-proxy.cfm.

OUTSTANDING SHARES AND VOTING RIGHTS
Only holders of record of the 61,476,770 shares of our common stock outstanding at the close of business on the record date, June 17, 2016, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).
Whether the election of directors is by plurality vote or cumulative voting with respect to Proposal No. 1, the nine director nominees who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. See “Additional Information on the Mechanics of Cumulative Voting” below for more information on the operation of cumulative voting. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2016 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2016 annual meeting.
Approval of Proposal No. 2, an advisory vote to approve the compensation of our named executive officers (i.e., "Say on Pay"), will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 3, an advisory vote to approve the frequency of an advisory vote to approve the compensation of our named executive officers (i.e., “Say-on-Frequency”), will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 4, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Additional Information on the Mechanics of Cumulative Voting
In the event cumulative voting applies, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Our Board has directed the Proxy Voting Committee to exercise such authority on the Board’s behalf (described under “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Charters—Proxy Voting Committee”). Using this discretion, the Proxy Voting Committee may vote your shares for fewer than nine nominees.
If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board (or an authorized committee thereof), including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Proxy Voting Committee will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.
For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHELD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Proxy Voting Committee may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Proxy Voting Committee may instruct the proxy holders to cast the 900 votes for any or all of our eight other director nominees; of those eight other director nominees, moreover, the Proxy Voting Committee may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.
In the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting. Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted for our director nominees at the discretion of the Proxy Voting Committee with respect to all of your shares (except that the Proxy Voting Committee will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your representative to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.
A holder of record who wishes to invoke cumulative voting must submit a proxy card by mail, check the box indicating the exercise of cumulative voting and hand mark the number of votes such holder wishes to allocate to each particular nominee next to the name of such nominee on the enclosed proxy card. A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed proxy card. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will retain discretionary authority to cast your remaining votes pursuant to the instructions of the Proxy Voting Committee, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees you may check the “FOR ALL” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.
Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees, in the event cumulative voting applies, may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2016 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2016 annual meeting; however, in the event cumulative voting is invoked, the foregoing mechanics will apply.
Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS
Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing our results.
Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2016, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2016, as well as in our other public disclosures and filings with the SEC.

ELECTION OF DIRECTORS
(Proposal No. 1)
Proposal No. 1 concerns the election of the following director nominees: John R. "Rusty" Frantz, Craig A. Barbarosh, George H. Bristol, James C. Malone, Jeffrey H. Margolis, Morris Panner, D. Russell Pflueger, Sheldon Razin and Lance E. Rosenzweig. The Nominating and Governance Committee has nominated each of Messrs. Frantz, Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified. Each of our director nominees currently serves on the Board and was elected by the shareholders at the 2015 annual meeting.
Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.
Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In the event cumulative voting applies to the election of the directors, our Board has authorized its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.
At the annual meeting, in the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting.
In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors.
All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig are independent. Mr. Frantz is a member of our management team and is a non-independent director.
The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD.
John R. (“Rusty”) Frantz, age 49, was appointed our President and Chief Executive Officer effective July 1, 2015. Previously, he served as Senior Vice President and General Manager, Global Dispensing Division, of CareFusion Corp., a San Diego-based global corporation serving the health care industry, providing products and services that assist hospitals in improving the safety and quality of care, from 2011 until March 2015, when CareFusion was acquired by Becton, Dickinson and Company. He also served from 2010 to 2011 as Vice President, Research and Development, for CareFusion’s Pyxis business unit, from 2008 to 2010 as General Manager of CareFusion’s Pyxis Perioperative Solutions, and from 2007 to 2008 as CareFusion’s Vice President, Marketing, Supply Technologies. Prior to his employment with CareFusion, Mr. Frantz served as Vice President, Marketing, at Cerfidia Solutions, Vice President, Marketing and Product Management, at Amphire Solutions, Co-Founder and Vice President, Engineering, at OutPurchase, and held various other management positions in the health care industry. Mr. Frantz holds a Master of Science degree in engineering from Stanford University and a Bachelor of Science degree in engineering from the Maine Maritime Academy. Mr. Frantz’s position as our President and Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management and healthcare information technology industry experience who is involved in the Company’s day to day activities.
Craig A. Barbarosh, age 48, is a director and has served as our Vice Chairman of the Board since November 2015. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh is a member of the firm’s Executive and Operating Committee and Board of Directors. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions involving our company. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc. (Nasdaq: SBRA), where he is the Chair of the Audit Committee and a member of the Compensation Committee, and BioPharmX, Inc., (NYSE: BPMX) where he is the Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Commitees. Mr. Barbarosh has been a director since 2009.
George H. Bristol, age 67, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010 he served as Managing Director-Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol’s experience at Janas, WealthIntel, and Vantis, and his various corporate finance positions, provide our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.
    James C. Malone, age 67, is a director. Mr. Malone has more than 35 years of financial leadership experience, having held the Chief Financial Officer position at several global healthcare companies. Currently, Mr. Malone is the Executive Vice President and Chief Financial Officer of XIFIN, Inc. a financial cloud computing company dedicated to optimizing the economics of healthcare, since February 2015. Mr. Malone served as the Chief Financial Officer and Executive Vice President of American Well Inc., a software technology and services company that brings healthcare into the homes and workplaces of patients, from September 2010 to January 2015. He served as Chief Financial Officer of Misys PLC, a multinational software company, from June 2007 to January 2009 and served as its Executive Vice President until January 2009. He joined Misys from The TriZetto Group, Inc., a provider of healthcare IT solutions and services to payers and providers, where he served as Chief Financial Officer from March 2004 to June 2007, Vice President of Finance from January 2004 until his appointment as Chief Financial Officer, Executive Vice President of Finance from January 2006 to June 2007, Senior Vice President of Finance from January 2004 until January 2006 and also served as its Principal Accounting Officer. Prior to this, he served as Chief Financial Officer, Senior Vice President and Chief Administrative Officer of IMS Health Inc., a provider of information, services and technology for the healthcare industry. He served as Senior Vice President and Controller of Cognizant Corporation from 1995 to 1997. Mr. Malone also held management positions at Dun & Bradstreet, Reuben H. Donnelley, and Siemens AG and served as audit manager at Price Waterhouse. He also served as an executive director of Misys PLC from June 2007 to January 2009 and served as director of Allscripts Healthcare Solutions, Inc. (alternate name, Allscripts-Misys Healthcare Solutions, Inc.), which provides practice management and electronic health record technology to healthcare providers, from October 2008 to January 2009. He also served as a director of Cognizant Technology Solutions, Inc. Mr. Malone received his BS in Accounting from St. Francis College in 1973 and attended Pace University for graduate work in tax. He received his Certified Public Accountant certification from the State of New York in 1975. Mr. Malone’s qualifications as a director include his experience as a Chief Financial Officer in the technology industry (including in the health care technology sector) and his experience as an executive officer and director of various companies. Mr. Malone has been a director since 2013.
Jeffrey H. Margolis, age 53, is a director and has served as our Chairman of the Board since November 2015. Currently, Mr. Margolis is chairman and CEO of Welltok, Inc., an early-stage healthcare consumer engagement and platform-as-a-service enterprise. Mr. Margolis is Chairman Emeritus of TriZetto Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chairman and CEO until 2010 (publically traded on NASDAQ from October 1999 - August 2008), and continued as Chairman until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly-traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Mr. Margolis currently serves on the board of directors of Alignment Healthcare, Inc., a private, for-profit population health management entity. He has previously served on a variety of other for-profit boards. He also has served on a number of not-for-profit boards of directors. Mr. Margolis is currently a director of Hoag Hospital in Newport Beach. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. A published author on topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984, and holds CPA certificates (currently inactive) in Colorado and Illinois. Mr. Margolis has been a director since 2014.
Morris Panner, age 53, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the Chief Executive Officer of DICOM Grid, a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining DICOM Grid in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., a provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as Chairman of the Board of the Software Division of the Software and Information Industry Association and currently serves as a board member. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He currently serves on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies, where he has served since 2012, and on the board of Drug Strategies, a nonprofit research institution on issues of drug addiction and treatment. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.
D. Russell Pflueger, age 52, is a director. Mr. Pflueger is an investor and serial entrepreneur with over 25 years of experience in healthcare and over 30 issued patents. He is the founder of Quiescence Medical, Inc., and is a partner in OcuJect, LLC, companies involved in the development of novel medical devices. Mr. Pflueger’s background includes R&D and sales positions at organizations including the National Institutes of Health, Pfizer, Baxter Healthcare and Beech Street. He also helped form, manage and sell a major medical practice and surgery center. He was a semi-finalist for the Ernst & Young Orange County Entrepreneur of the Year award in 1999. In 2002, he sold Pain Concepts, Inc., a minimally invasive spinal device company he founded to Stryker, Inc. (NYSE: SYK) for a publicly reported $42.5 million. Mr. Pflueger is an active investor in many public and private companies and also various real estate interests. He played collegiate basketball and golf, holds a Chemical Engineering degree from Texas A&M University and a Master’s Degree in Business Administration degree with top honors from the University of California at Irvine. Mr. Pflueger brings to our Board experience in the healthcare industry as an entrepreneur and corporate and government employee, as well as his diverse work-related experiences in research and development, sales and executive management. Mr. Pflueger has been a director since 2006.
Sheldon Razin, age 78, is a director and our Chairman Emeritus. He is the founder of our company and served as our Chairman of the Board from our incorporation in 1974 until his retirement as Chairman and his appointment as Chairman Emeritus in November 2015. Throughout his tenure as our Chairman, Mr. Razin has received several awards recognizing his service and contributions as a director. Mr. Razin’s honors at the national level include: winner in the Software Category of TechAmerica’s 52nd Annual Innovator Awards in 2010 and Chairman of the Year in the 2009 American Business Awards. He was also honored as a Director of the Year in Orange County’s 16th Annual Forum for Corporate Directors Awards in 2011, as the 2009 Ernst & Young Entrepreneur of the Year in the Healthcare Category for the Orange County and Desert Cities region and as a Finalist at the national level, and with the Excellence in Entrepreneurship Award from the Orange County Business Journal in 2009. Mr. Razin served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace. As evidenced by his awards, he has been and continues to be a technology and healthcare visionary as well as an outstanding entrepreneur whose insights and guidance are invaluable to Quality Systems. Mr. Razin has been a director since 1974.
Lance E. Rosenzweig, age 53, is a director. Mr. Rosenzweig has served, since January 2015, as Operating Executive of Marlin Operations Group, which works with Marlin Equity Partners, a global investment firm focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Mr. Rosenzweig is currently a director of GiftCertificates.com and Duncan Solutions, both Marlin portfolio companies, and is currently a director and interim CEO of Domo Tactical Communications, a Marlin portfolio company. Previously, Mr. Rosenzweig served as Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees that services major corporations in the healthcare, financial services and other industries, from 2013 through the company’s sale to Teleperformance for $610 million in 2014. Mr. Rosenzweig served as the founder and Chief Executive Officer of LibertadCard, Inc., a provider of pre-paid debit and remit cards, since the company's inception in 2010 until November 2013. Mr. Rosenzweig has also co-founded and served as Chairman of the Board of PeopleSupport, Inc., a business process outsourcing company with over 8,000 employees and operations in the US, the Philippines and Costa Rica, since its inception in 1998, and as PeopleSupport’s Chief Executive Officer from 2002 through the company’s sale in 2008 for $250 million. Under Mr. Rosenzweig’s leadership as CEO, PeopleSupport went public in an IPO, was ranked by Fortune as the 9th fastest growing small public company in the U.S. and was named employer of the year in the Philippines. From 1993 to 1997, Mr. Rosenzweig was a founder, Chairman of the Board and President of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company, acquired by American Tower in 2000 for more than $200 million. Prior to 1993, Mr. Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig has a BS in Industrial Engineering and an MBA with honors every term, both from Northwestern University. Mr. Rosenzweig brings significant experience in international operations and successful offshore ventures. Mr. Rosenzweig has been a director since 2012.

NON-DIRECTOR EXECUTIVE OFFICERS

James R. Arnold, age 59, was appointed our Executive Vice President and Chief Financial Officer in March of 2016. Prior to joining the Company, Mr. Arnold served as Chief Financial Officer and Executive Board member of Kofax Ltd., a publicly traded software company, from June 2010 to May 2015, where Mr. Arnold participated in and facilitated the strategic process that resulted in the sale of Kofax Ltd.’s enterprise software division. From 2004 to 2009, Mr. Arnold was Senior Vice President at Nuance Communications, Inc., a publicly traded software company, where he also served as Chief Financial Officer from 2004 to 2008. Previously, Mr. Arnold held numerous other senior-level finance positions at technology companies, to include roles as Vice President Corporate Controller at Cadence Design Systems, Inc., Chief Financial Officer at Informix Software, Inc., and Corporate Controller at Centura Software Corporation. Additionally, from 2003 to 2010 he served as a director and chair of the audit committee at Selectica, Inc., where he also was co-chairman of the board in 2010. Earlier in his career, Mr. Arnold provided consulting and auditing services to companies in diverse industries while at Price Waterhouse LLP. Mr. Arnold holds a Bachelor of Business Administration degree in Finance from Delta State University in Oxford Mississippi, and a Master’s degree in Business Administration from Loyola University in New Orleans, Louisiana.
Daniel J. Morefield, age 57, was appointed Executive Vice President and Chief Operating Officer in September of 2012. Mr. Morefield brings more than 30 years of experience to our Company, having spent the past decade serving in various operational and technology leadership roles. Most recently, Mr. Morefield was President and Chief Executive Officer at LEADS360, Inc., the country’s largest and most successful sales lead management system company, from 2008 to 2011. Previously, Mr. Morefield was Chief Operations Officer at Experian Consumer Direct, a consumer credit report monitoring business, from 2006 to 2007. Mr. Morefield joined Overture Services, Inc., a paid search company, in 2001 and was Chief Information Officer from 2002 to 2005. Mr. Morefield holds a Bachelor of Arts degree in management science (quantitative economics) from the University of California, San Diego.
Jocelyn A. Leavitt, age 33, was appointed our Executive Vice President, General Counsel and Secretary in June 2013. Ms. Leavitt has been with the Company since December 2011 and previously served as our Vice President, Associate General Counsel. Prior to joining our company, Ms. Leavitt served as the Senior Corporate Counsel of CoreLogic, Inc. (NYSE: CLGX), a leading property information, analytics and services provider to the real estate and mortgage finance, insurance, transportation, capital markets and government sectors, from March to December in 2011. From 2007 to 2011, Ms. Leavitt was a corporate associate with the law firm of Latham & Watkins LLP where her practice focused on general corporate matters including public company representation, securities matters, mergers and acquisitions and capital markets. Ms. Leavitt holds a B.A. in English and Political Science from the University of California, Berkeley, a J.D. from Harvard Law School and is admitted to practice by the State Bar of California.

David A. Metcalfe, age 53, was appointed our Executive Vice President and Chief Technology Officer in February 2016. Prior to joining the Company, Mr. Metcalfe served as Vice President of R&D at Becton, Dickison & Company, a leading worldwide medical technology company, from March 2015 to January 2016. Previously, Mr. Metcalfe was Vice President of Product Development at CareFusion Corp., a global medical technology company servicing the critical care market, from September 2012 to March 2015, at which time CareFusion was acquired by Becton, Dickison & Company. From 2008 to 2012, Mr. Metcalfe was Vice President of Development for Allscripts Healthcare Solutions, a provider of healthcare information technology solutions. Earlier in his career, Mr. Metcalfe held numerous other senior-level development positions at technology companies. Mr. Metcalfe holds a Bachelor of Science in Instrumentation and Control Engineering from Teesside University in Middlesbrough, England.
John K. Stumpf, age 50, has been our Executive Vice President, Finance and Principal Accounting Officer since March 2016. Previously, Mr. Stumpf served as our interim Chief Financial Officer from April 2015 to March 2016. Mr. Stumpf was our Senior Vice President, Corporate Controller and Treasurer from November 2012 to April 2015. Prior to joining the Company, Mr. Stumpf served as Kaiser Production Systems Manager at Kaiser Aluminum Corporation from 2011 to 2012. Earlier in his career, Mr. Stumpf owned a consulting practice, providing technical and operational accounting services for client companies from 2008 to 2011. Mr. Stumpf is a Certified Public Accountant in California and holds a Bachelor of Science, Business Administration degree from California Polytechnic State University, San Luis Obispo.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 17, 2016, by:

•	each of our directors and director nominees;

•	each of our named executive officers (“NEOs”);

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 61,476,770 shares of common stock outstanding as of the record date, June 17, 2016.
Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 800, Irvine, California 92612. Messrs. Barbarosh, Bristol, Frantz, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig are current directors of our Company and our director nominees. Our NEOs for our fiscal year 2016 were Messrs. Frantz, Plochocki, Arnold, Stumpf, Holt, Morefield, and Metcalfe, and Ms. Leavitt. Our NEOs who remain employed by the Company as of the record date, June 17, 2016, are Messrs. Frantz, Arnold, Stumpf, and Metcalfe, and Ms. Leavitt.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Sheldon Razin	10,220,486		16.6%
Craig A. Babarosh	33,246		*
George H. Bristol	33,298		*
James C. Malone	18,054		*
Jeffrey H. Margolis	35,094		*
Morris Panner	18,054		*
D. Russell Pflueger	38,260		*
Lance E. Rosenzweig	20,497		*
Rusty Frantz	57,500	(1)	*
Steven T. Plochocki	11,122	(2)	*
James R. Arnold, Jr.	88,324		*
John K. Stumpf	15,088	(3)	*
Paul A. Holt	8,591	(4)	*
Daniel J. Morefield	28,222	(5)	*
Jocelyn A. Leavitt	28,825	(6)	*
David A. Metcalfe	—		*
Brown Capital Management, LLC	8,737,595	(7)	14.2%
Ahmed Hussein	5,687,696	(8)	9.3%
The Vanguard Group	4,781,408	(9)	7.8%
Blackrock, Inc.	4,368,077	(10)	7.1%
The Brown Capital Management Small Company Fund	3,800,158	(6)	6.2%
All directors and executive officers as a group (15 persons)	10,654,661	(11)	17.3%
___________________

*	Represents less than 1.0%.

(1)	Includes 30,000 shares underlying options.

(2)
This information is derived from the most recent available information, a Form 4 filed by Steven T. Plochocki on May 29, 2015 and records maintained by the Company. According to the Form 4, Mr. Plochocki has beneficial ownership of 11,122 shares. Mr. Plochocki is our former President and CEO and resigned effective June 30, 2015.

(3)	Includes 12,800 shares underlying options.

(4)
This information is derived from the most recent available information, a Form 4 filed by Paul A. Holt on May 29, 2014 and records maintained by the Company. Mr. Holt is our former Chief Financial Officer and resigned effective April 12, 2015.

(5)	Includes 19,000 shares underlying options.

(6)	Includes 23,400 shares underlying options.

(7)
This information is derived from a Schedule 13G/A filed by Brown Capital Management LLC as primary filer on March 8, 2016. According to the Schedule 13G/A, Brown Capital Management LLC had sole power to vote 5,023,439 shares, sole power to dispose of 8,737,595 shares and no shared power to vote or dispose of shares. The Brown Capital Management Small Company Fund, which is Managed by Brown Capital Management, LLC, had sole power to vote 3,800,158 shares, sole power to dispose of 3,800,158 shares and no shared power to vote or dispose of shares. The address for Brown Capital Management LLC and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(8)
This information is derived from the most recent available information, a Form 4 filed by Ahmed Hussein on August 27, 2012. According to the Form 4, Mr. Hussein has beneficial ownership of 5,687,696 shares. Mr. Hussein is a former director of the Company who resigned on May 14, 2013.

(9)
This information is derived from a Schedule 13G filed by The Vanguard Group on February 10, 2016. According to the Schedule 13G, The Vanguard Group had sole power to vote 106,993 shares, shared power to vote 6,400 shares, sole power to dispose of 4,670,715 shares, and shared power to dispose of 110,693 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
This information is derived from a Schedule 13G/A filed by Blackrock, Inc. on January 27, 2016. According to the Schedule 13G/A, Blackrock, Inc. had sole power to vote 4,255,312 shares, sole power to dispose of 4,368,077 shares, and no shared power to vote or dispose of shares. The address for Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(11)	Includes 85,200 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2016.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation (excluding Securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,447,286	(1)	$19.55	10,624,005	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,447,286	(1)	$19.55	10,624,005	(2)
___________________

(1)	Represents shares of common stock underlying options outstanding under our 2005 and 2015 Plans.

(2)
Represents shares of common stock available for issuance under options or awards that may be issued under our 2015 Plan. The material features of these plans are described in Note 13 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2016.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes our executive compensation programs for our fiscal year 2016 named executive officers, or NEOs, who were:

•	John R. “Rusty” Frantz -- President and Chief Executive Officer, appointed July 1, 2015

•	Steven T. Plochocki -- Former President and Chief Executive Officer, resigned June 30, 2015

•	James R. Arnold -- Executive Vice President and Chief Executive Officer, appointed March 1, 2016

•
John K. Stumpf -- Executive Vice President, Finance and Principal Accounting Officer, appointed March 1, 2016 (previously, served as Interim Chief Financial Officer from April 12, 2015 to March 1, 2016)

•	Paul A. Holt -- Former Executive Vice President and Chief Financial Officer, resigned April 12, 2015

•	Daniel J. Morefield -- Executive Vice President and Chief Operating Officer

•	Jocelyn A. Leavitt -- Executive Vice President, General Counsel and Secretary

•	David A. Metcalfe -- Executive Vice President and Chief Technology Officer, appointed February 1, 2016
Executive Summary
Quality Systems, Inc., primarily through its NextGen Healthcare subsidiary, provides technology-based solutions and services to the United States based ambulatory care market. Our solutions provide our clients with the ability to redesign patient care and other workflow processes while improving productivity through the facilitation of managed access to patient information. We help promote healthy communities by empowering physician practice success and enriching the patient care experience while lowering the cost of healthcare. We compete for executive talent with a broad range of companies that are leaders in the healthcare and software industries. We believe that our compensation program:
•aligns management’s interests with the interests of our shareholders;
•rewards strong Company financial performance;
•provides responsible and balanced incentives;
•allows us to attract and retain effective executive leadership; and
•is mindful of the concerns of our shareholders and good corporate governance practices.
Changes in Management Team
During our fiscal year 2016, we transformed much of our management team, to include the appointment of a new President and Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer. These management changes are part of an organizational restructuring designed to more effectively support the execution of our business strategy. The reorganization includes merging our business units into a single, streamlined, functional-based organization structure. We believe our corporate reorganization and our new management members will enable a more efficient, integrated, and client-centered delivery of holistic solutions.
Of the individuals designated as NEOs in our previous year’s proxy statement for the 2015 annual meeting of shareholders, only Mr. Morefield and Ms. Leavitt remain employed by the Company as of March 31, 2016. Of the NEOs appearing in the current proxy statement, both Mr. Arnold and Mr. Metcalfe were hired in the last quarter of our fiscal year 2016. A detailed description of changes to our slate of NEOs during the course of fiscal year 2016 appears below:
Chief Executive Officer role: On June 30, 2015 Mr. Plochocki, our former President and Chief Executive Officer, resigned. Mr. Plochocki remained a director of the Company until his successor could be duly elected and qualified. Mr. Frantz was appointed as the Company’s new President and Chief Executive Officer, effective July 1, 2015. Mr. Frantz replaced Mr. Plochocki as a director of the Company on August 11, 2016. For purposes of discussing our executive compensation program for our fiscal year 2016, both Messrs. Frantz and Plochocki are included in our definition of NEOs for the respective terms each has served during fiscal year 2016 because each acted as our principal executive officer at some point during the fiscal year. For purposes of discussing our executive compensation program for our fiscal year 2017, Mr. Frantz replaces Mr. Plochocki in our definition of NEOs.
Chief Financial Officer, Principal Accounting Officer roles: On April 12, 2015, Mr. Holt, our former Executive Vice President and Chief Financial Officer, resigned. Also on April 12, 2015, John K. Stumpf, previously our Senior Vice President, Controller and Treasurer, was appointed the Company’s Executive Vice President and Interim Chief Financial Officer. On March 1, 2016, James R. Arnold was appointed the Company’s Executive Vice President and Chief Financial Officer, and Mr. Stumpf was appointed the Company’s Executive Vice President, Finance and Principal Accounting Officer. For purposes of discussing our executive compensation program for our fiscal year 2016, Messrs. Holt, Stumpf, and Arnold are included in our definition of NEOs for the respective terms each has served during fiscal year 2016 because each acted in the capacity of our principal financial officer at some point during the fiscal year. For purposes of discussing our executive compensation program for our fiscal year 2017, both Messrs. Stumpf and Arnold are considered NEOs.
Chief Technology Officer role: Our previous Chief Technology Officer, Stephen K. Puckett, resigned from the Company effective November 13, 2015. Because Mr. Puckett was not an executive officer at the end of our fiscal year 2016, he is not considered a NEO for purposes of discussing our fiscal year 2016 executive compensation in this proxy statement. On February 1, 2016, David A. Metcalfe was appointed the Company’s Executive Vice President and Chief Technology Officer. Mr. Metcalfe is considered a NEO for purposes of discussing our executive compensation programs for fiscal years 2016 and 2017.
Continued Strong Shareholder Support for our Compensation Decisions
At our 2015 annual meeting of shareholders, our shareholders supported the compensation of our fiscal year 2015 NEOs with over 99% approval. In light of this overwhelming support from our shareholders, the Compensation Committee made no significant changes to the philosophy of our compensation program for fiscal year 2016. However, the Compensation Committee did incorporate into our fiscal year 2016 compensation program revised performance measures to provide stronger performance incentives for our NEOs and greater alignment with our shareholders.
For fiscal year 2017, the Compensation Committee somewhat revised the design and philosophy of our executive compensation program so that it better aligns with the Company’s strategy and market trends and even more strongly incentivizes top performance. The Compensation Committee did not increase cash compensation for any executives, in keeping with the Company’s heightened emphasis on current cost savings pursuant to the new business strategy, while placing an even greater emphasis on performance-based compensation over a longer time horizon for the executive team in the form of stock options. In addition, for fiscal year 2017, the Company eliminated the equity incentive bonus paid in the form of restricted shares of common stock that had been a component of fiscal year 2016 executive compensation. Accordingly, stock options comprise the only form of equity-based executive compensation in our fiscal year 2017 Executive Compensation Program. These stock options have value to the recipient only if the Company’s stock price appreciates, which we believe enhances our pay-for-performance philosophy of executive compensation. In addition, for fiscal year 2017, the Compensation Committee designed two performance measures by which cash bonus amounts will be calculated: Revenue and Non-GAAP Earnings Per Share. These two performance measures differ from the three performance measures used for our 2016 Executive Compensation Program: Consolidated Revenue Growth, Non-GAAP Earnings Per Share Growth and Average 30 Day Trading Price. These newly adopted performance measures are the same measures of financial performance that the Company reports to its shareholders on a quarterly basis and the same measures on which the Company provides forward-looking financial guidance. Accordingly, the Compensation Committee believes the most accurate measures of executive performance are the same core measures employed by the Company’s shareholders in evaluating the performance of the Company as a whole. By recalibrating the performance measures in the 2017 Executive Compensation Program, the Compensation Committee is seeking to even more closely align the interests of our executive officers with the interests of our shareholders. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Pay-For-Performance
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based annual cash and, for fiscal year 2016, equity incentives that are earned upon the attainment of pre-established financial goals.
Our Performance Measures
Under our 2016 Executive Compensation Program, each of our NEOs was eligible for cash and equity incentives based on (i) Consolidated Revenue Growth for fiscal year 2016, (ii) the percentage of increase, if any, of the Company’s Non-GAAP Earnings Per Share reported for the fiscal year over the Company’s Non-GAAP EPS reported for the previous fiscal year (“Non-GAAP EPS Growth”), and (iii) the Company’s average daily closing stock price during the thirty calendar day period ending April 30th (“Average 30 Day Trading Price”) following the end of each of fiscal years 2016, 2017 and 2018. All revenues, expenses and dilutive shares associated with acquisitions or divestitures closed during the fiscal year were not included in the calculation of any of the performance measures.
Under our 2017 Executive Compensation Program, each of our NEOs will be eligible for cash bonuses based on (i) Revenue for fiscal year 2017, and (ii) Non-GAAP Earnings Per Share (“Non-GAAP EPS”) for fiscal year 2017. Any revenues, expenses, and dilutive shares associated with acquisitions and divestitures that close during fiscal year 2017 will not be included in the calculation of any of the performance measures. Unlike in 2016, no equity awards under our 2017 Executive

Compensation Program are dependent upon performance measures, but rather consist solely of stock option grants made near the beginning of fiscal year 2017.
Our Fiscal Year 2016 Performance and How our Performance is Linked to Pay
Fiscal year 2016 was a transition year for Quality Systems, financially and operationally, presenting both new challenges and new opportunities for us and the healthcare information technology sector as a whole. Our consolidated revenue decreased from approximately $490,225,000 in fiscal year 2015 to approximately $483,696,000 in fiscal year 2016 (adjusted to exclude revenue from our HealthFusion acquisition for the purposes of measuring performance under the 2016 Executive Compensation Program), representing a decline of 1.3% in consolidated revenue. Our non-GAAP EPS increased from $0.62 in fiscal year 2015 to $0.71 (adjusted to exclude HealthFusion's estimated contribution to non-GAAP for the purposes of measuring performance under the 2016 Executive Compensation Program) in fiscal year 2016, amounting to 14.0% non-GAAP EPS growth. Our average 30-day trading price for the period ending April 30, 2016 was $14.50. Based on the results of the performance measures under our 2016 Executive Compensation Program, cash bonuses payable to our named executive officers were 70% of their respective target cash bonus amounts, and no equity incentive bonuses in the form of restricted shares were payable to our named executive officers. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. Detailed information about these payments is presented above under the caption “Compensation Details.” This incentive compensation summary does not include payments made to our former Chief Financial Officer, Mr. Holt, who was ineligible for such payments in connection with his resignation, but does include payments made to our former Chief Executive Officer, Mr. Plochocki, who remained eligible for such payments subsequent to his resignation pursuant to the terms of his separation agreement. Detailed information about these payments is presented below under the caption “Compensation Details.”
Equity as a Key Component of Compensation
We believe that the use of equity-based compensation in the form of stock options and, for our fiscal year 2016 Executive Compensation Program, equity-based incentives in the form of restricted shares of common stock, help to align the interests of our management team with those of our long-term shareholders by encouraging long-term performance. Under the 2016 Executive Compensation Program, stock options vest in five equal, annual installments commencing on the first anniversary of the date of grant, except that new-hire stock option grants to Messrs. Arnold and Metcalfe vest in four equal, annual installments commencing on the first year anniversary of the date of grant. Also under the 2016 Executive Compensation Program, restricted shares granted as new-hire grants to Messrs. Frantz and Arnold vest in three equal, annual installments commencing on or about the first year anniversary of the date of grant, and any restricted performance shares that may be granted under the equity bonus compensation component vest in full six months after the date of grant. Under the 2017 Executive Compensation Program, stock options vest in four equal, annual installments, and restricted shares are not a component of the 2017 Executive Compensation Program. Multi-year vesting schedules create incentives for our officers to sustain performance over the long term and encourage retention. Under the 2016 Executive Compensation Program, equity-based compensation represented about 18% of our NEOs’ aggregate compensation opportunities, 10% of which was granted in the form of options and 8% of which would only be granted in the form of restricted shares upon the achievement of predetermined performance targets.
Responsible and Balanced Pay Opportunities that Reflect Best Practices
The Compensation Committee evaluates our compensation programs annually to ensure they provide balanced and reasonable pay opportunities and reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only our President and Chief Executive Officer, Mr. Frantz, has an employment agreement. Mr. Plochocki, our former President and Chief Executive Officer, was previously subject to an employment agreement, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation. Detailed information about Mr. Plochocki’s separation agreement is presented above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016 - Separation Agreement with Mr. Plochocki.” None of our executive officers are subject to employment arrangements that provide severance payments upon termination of employment or a change of control of the Company, other than double-trigger equity acceleration provisions that apply generally to all employees of the Company with equity awards.

•
No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs, other than pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2016. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee's compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company's performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs' long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to Strong Governance Standards
We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our Company's and Compensation Committee's practices include the following:

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals. These goals are tied directly to the Company's measurable performance and designed to align the interests of our executives with those of our shareholders.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company's insider trading policy from engaging in short-term or speculative transactions in our Company's shares.

Compensation Details
Compensation Objectives and Components
This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.
The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for overseeing the Company’s compensation programs, designing and managing our executive compensation programs and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee attempts to create compensation paid to our NEOs that is responsible, balanced, performance based and competitive. Our executive compensation program is designed to reward achievement of specific performance goals, including continuous Company growth and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction. To that end, our Compensation Committee designs compensation packages for our officers that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our officers with those of our long-term shareholders by encouraging long-term performance. Our Compensation Committee also strives to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.
The Compensation Committee meets following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the compensation program for the next fiscal year. During the process, the Compensation Committee reviews performance assessments of the executive officers as well as market and industry data on compensation metrics and best practices.
The Compensation Committee assesses our Company-wide compensation structure, programs and practices to help ensure that our compensation programs do not incentivize excessive risk taking. Pursuant to this assessment, the Compensation Committee believes that the balance of cash and equity compensation and the performance measures used in our compensation programs are effective and do not encourage excessive risk taking.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also subscribed to Equilar, Inc. Insight, as well as Main Data Group, Inc. benchmarking analytics, and reviews publicly available compensation data from time to time as part of its committee and executive compensation decisions. For fiscal year 2016, there were no conflicts of interest with respect to any compensation advisers. The Compensation Committee also consults publicly available compensation data from time to time as part of its executive compensation decisions.
Key components of the 2016 Executive Compensation Program were base salary in the form of cash, stock options, and cash and equity incentive programs. The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation
The Compensation Committee provides NEOs with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to officers, allows us to attract high caliber executive talent and provides a base upon which officers may be rewarded for individual performance. Base salaries for NEOs are determined based on positions and responsibilities using market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual and from period to period. The Compensation Committee does not allocate specific, predetermined weighting to individual factors. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.
When evaluating the future contribution potential of a NEO, the Compensation Committee considers, as particularly meaningful, the NEO’s historic contributions to our EPS and revenue, particularly in light of the highly competitive industry in which we operate. Significant weight also is given to the NEO’s anticipated contributions to our future growth and profitability. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized healthcare information technology and business software companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For fiscal year 2016, this peer group (“Peer Group”) included the following companies:

•ACI Worldwide
•Advent Software
•Advisory Board
•Allscripts Healthcare Solutions, Inc.
•Aspen Technology
•AthenaHealth
•Blackbaud
•CommVault Systems, Inc.
•Computer Programs & Systems
•Concur Technologies
•HMS Holdings
•Informatica Corporation

•Manhattan Associates Inc.
•MedAssets, Inc.
•MicroStrategy Inc.
•NetSuite Inc.
•Omnicell
However, the Compensation Committee does not believe in relying upon benchmarking with our Peer Group’s compensation practices or positioning our NEOs at a particular percentile relative to a given peer group or index. Instead, reference to this Peer Group generally demonstrated the NEOs to be compensated for fiscal year 2016 at levels that the Compensation Committee deemed fair and reasonable in light of the Company’s performance and current market position. The Compensation Committee also considered, and gave some weight, to more subjective evaluations and input from other Board members and peer assessments from other officers reflecting upon the quality of each NEO’s performance.
2016 Executive Compensation Program Terms
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 14, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for those of our NEOs then in position for the fiscal year ending March 31, 2016. On May 20, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Stumpf, effective April 12, 2015 when Mr. Stumpf began his role as Interim Chief Financial Officer. On June 3, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Frantz, effective July 1, 2015 when Mr. Frantz began his service with the Company as President and Chief Executive Officer. Also on June 3, 2015, our Compensation Committee approved the Separation Agreement and General Release with Mr. Plochocki, effective June 30, 2015 upon Mr. Plochocki’s resignation from the Company. In February 2016, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Arnold, effective March 1, 2016 when Mr. Arnold began his service with the Company as Chief Financial Officer. On February 3, 2016, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Metcalfe, effective February 1, 2016 when Mr. Metcalfe began his service with the Company as Chief Technology Officer. The 2016 Executive Compensation Program includes base salaries in the form of cash, options to purchase the Company’s common stock, inducement grants of restricted shares of the Company's common stock for Messrs. Frantz and Arnold upon their hiring, and both cash and equity incentive compensation components. The incentive compensation components for each of our NEOs was based on Consolidated Revenue Growth and Non-GAAP EPS Growth for fiscal year 2016 and Average 30 Day Trading Price during the thirty day calendar period ending the April 30th following the fiscal year end for fiscal years 2017, 2018 and 2019.
General Terms For the 2016 Executive Compensation Program
The following terms applied to all officers participating in our 2016 Executive Compensation Program:

•
For purposes of calculating cash and equity incentive bonuses for all NEOs, revenue, expenses and dilutive shares attributable to acquisition targets acquired or divestitures completed during the 2016 fiscal year will be excluded.

•	Officer must be in good standing as a full time employee of the Company on May 31st of the relevant calendar year.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must sign an updated and revised confidential information/non-compete agreement.

•
Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•
Any restricted shares granted pursuant to the 2016 Executive Compensation Program were discretionary and would only have been granted if approved by the Compensation Committee based on, among other things, audited financial statements and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy), as such policies may be amended by the Company or applicable law. Any restricted shares granted pursuant to the 2016 Executive Compensation Program following the Compensation Committee’s approval were to be granted on May 31st of the relevant calendar year and would fully vest six months following the issuance.

•
All officers must be in compliance with the Company’s executive stock ownership requirements, except that Mr. Stumpf was not required to comply with the Company’s executive stock ownership requirements while occupying the Interim Chief Financial Officer role. Mr. Stumpf was, however, required to comply with these requirements upon his appointment to the Executive Vice President, Finance and Principal Accounting Officer role, effective March 1, 2016.

Base Compensation - Cash

Salary levels are considered annually as part of our Compensation Committee’s performance review process. From time to time, the Compensation Committee will approve increases in the base salary of our NEOs to maintain our competitiveness for executive talent as necessary. Under the 2016 Executive Compensation Program, the Compensation Committee approved modest cash salary increases over the previous year’s level for our existing NEOs and cash salaries for our incoming NEOs as follows:

•	John R. Frantz - $600,000, effective upon Mr. Frantz’s appointment to the Company on July 1, 2015, to be prorated as a percentage of days of fiscal year 2016 employed by the Company;

•
Steven T. Plochocki - $636,000 (an increase from $618,000 in fiscal year 2015), which would have been effective August 16, 2015. However, following Mr. Plochocki’s resignation as the Company’s President and Chief Executive Officer on June 30, 2015, he was no longer eligible to receive the foregoing increase in base salary;

•	James R. Arnold - $400,000, effective upon Mr. Arnold’s appointment to the Company on March 1, 2016, to be prorated as a percentage of days of fiscal year 2016 employed by the Company;

•
John K. Stumpf - $315,000, effective May 20, 2015 upon Mr. Stumpf’s appointment as Executive Vice President, Interim Financial Officer, and continuing at that level following his appointment as Executive Vice President, Finance and Principal Accounting Officer effective March 1, 2016;

•	Paul A. Holt - Mr. Holt’s salary remained at its fiscal year 2015 level of $370,800 until his resignation effective April 12, 2015;

•	Daniel J. Morefield - $467,000 (an increase from $453,200 in fiscal year 2015), effective September 25, 2015;

•	Jocelyn A. Leavitt - $334,000 (an increase from $324,450 in fiscal year 2015), effective August 16, 2015;

•	David A. Metcalfe - $400,000, effective upon Mr. Metcalfe’s appointment to the Company on February 1, 2016, to be prorated as a percentage of days of fiscal year 2016 employed by the Company.

Other Cash Payments

Cash Signing Bonus. Mr. Metcalfe received a cash signing bonus of $190,000, paid within 30 days of his appointment as Executive Vice President, Chief Technology Officer on February 1, 2016. The signing bonus is subject to forfeiture and repayment to the Company if Mr. Metcalfe is terminated for Cause (as defined in the Company’s 2015 Equity Incentive Plan) or resigns for any reason (i) prior to or on the one-year anniversary of his first day of employment, in the full amount of $190,000, and (ii) prior to or one the two-year anniversary of his first day of employment, in the amount of $95,000 (i.e., 50% of the signing bonus).

Cash Separation Payment. Pursuant to the Separation Agreement and General Release dated as of June 24, 2015 and effective as of June 30, 2015, Mr. Plochocki received a lump sum separation payment of $618,000 in connection with his resignation as President and Chief Executive Officer. Additional description of Mr. Plochocki’s separation arrangements is discussed in the section of this proxy statement captioned “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016 - Separation Agreement with Mr. Plochocki.”

Equity Grants - Stock Options

On May 14, 2015, the Compensation Committee approved a grant of options to purchase the Company’s common stock for the fiscal year 2016 NEOs then in their positions (i.e., Messrs. Plochocki and Morefield, and Ms. Leavitt), and also for Mr. Stumpf, who became an NEO upon his appointment as Executive Vice President, Interim Chief Financial Officer on April 12, 2015. These grants occurred on May 22, 2015, have an exercise price of $16.64, vest in five equal, annual installments commencing on the first anniversary of the date of grant, and will expire eight years after their grant. Mr. Holt did not receive a stock option grant for fiscal year 2016 because he had resigned effective April 12, 2015, prior to the Compensation Committee’s determination of 2016 equity awards.
On June 3, 2015, the Compensation Committee approved a signing award for the Company’s new President and Chief Executive Officer, Mr. Frantz, of 150,000 options to purchase the Company’s common stock, which was granted on August 17, 2015 following shareholder approval of the Company’s 2015 Equity Incentive Plan at our 2015 annual meeting of shareholders. These 150,000 options have an exercise price of $12.80, vest in five equal, annual installments commencing on July 1, 2016, and will expire eight years after their grant. Also on June 3, 2015, the Compensation Committee approved a bonus grant for Mr. Frantz of 100,000 options to purchase the Company’s common stock, to be granted on May 31, 2016 conditioned on him remaining in good standing as a full time employee through that date. These 100,000 options were granted to Mr. Frantz on May 31, 2016 at an exercise price of $12.71, vest in five equal, annual installments commencing on May 31, 2017, and will expire eight years after their grant. These 100,000 options are not included in Mr. Frantz’s fiscal year 2016 compensation described in this proxy statement because they were granted after our fiscal year 2016 ended.
In the fourth quarter of fiscal year 2016, the Compensation Committee approved grants of options to purchase the Company’s common stock for the newly-appointed executive officers who were hired during that quarter, Messrs. Arnold and Metcalfe, effective upon commencement of their employment with the Company. Mr. Arnold received a signing grant of 250,000 stock options on March 1, 2016 with an exercise price of $15.60. Mr. Metcalfe received a signing grant of 200,000 stock options on February 1, 2016 with an exercise price of $14.20. These stock option awards to Messrs. Arnold and Metcalfe have a term of eight years and vest in four equal, annual installments commencing on the first anniversary of the date of grant. The Compensation Committee applied a four year vesting schedule to Messrs. Arnold’s and Metcalfe’s stock option grants, rather than the five year vesting schedule applicable for grants to the other NEOs earlier in fiscal year 2016, in order to provide attractive compensation offers to these key executive hires filling long-vacant positions, and also in anticipation of shifting to a more market-aligned four year vesting schedule for stock options under the fiscal year 2017 Executive Compensation Program then in draft form.
All options awarded in fiscal year 2016 were granted under one of our shareholder approved equity plans, subject to the terms of our standard stock option agreement. The number of stock options granted to each NEO under the fiscal year 2016 Executive Compensation Program is set forth in the table below:

Name	Options		Grant Date	Exercise Price	Vesting Period
Rusty Frantz	150,000		August 17, 2015	$12.80	5 Years
	100,000	(1)	May 31, 2016	$12.71	5 Years
Steven T. Plochocki (2)	20,000		May 22, 2015	$16.64	5 Years
James R. Arnold	250,000		March 1, 2016	$15.60	4 Years
John K. Stumpf	10,000		May 22, 2015	$16.64	5 Years
Paul A. Holt (3)	—		N/A	N/A	N/A
Daniel J. Morefield	15,000		May 22, 2015	$16.64	5 Years
Jocelyn A. Leavitt	15,000		May 22, 2015	$16.64	5 Years
David A. Metcalfe	200,000		February 1, 2016	$14.20	4 Years

(1)
The Compensation Committee approved this option award for Mr. Frantz under the 2016 Executive Compensation Program, but the actual grant of the award was deferred under May 31, 2016 conditional upon Mr. Frantz remaining employed through that date, and therefore these options are not included in the description of Mr. Frantz’s fiscal year 2016 compensation described in this proxy.

(2)
In connection with Mr. Plochocki’s resignation as the Company’s President and Chief Executive Officer, and pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016-Separation Agreement with Mr. Plochocki,” the 20,000 options granted on May 22, 2015 expired on June 30, 2015.

(3)
Mr. Holt did not receive a stock option grant for fiscal year 2016 because he had resigned effective April 12, 2015, prior to the Compensation Committee’s determination of the fiscal year 2016 Executive Compensation Program.

Cash Incentive Bonus

The following table sets forth the target cash incentive bonus payable to each of our NEOs under the 2016 Executive Compensation Program:

Name	Target Cash Bonus %	Target Cash Bonus Amount
Rusty Frantz (1)	75% of Salary	$450,000
Steven T. Plochocki (2)	50% of Salary	318,000
James R. Arnold (3)	60% of Salary	240,000
John K. Stumpf	50% of Salary	157,500
Paul A. Holt (4)	N/A	N/A
Daniel J. Morefield	50% of Salary	233,500
Jocelyn A. Leavitt	50% of Salary	167,000
David A. Metcalfe (5)	60% of Salary	240,000

(1)
The target cash incentive bonus payable to Mr. Frantz pursuant to the 2016 Executive Compensation Program, prorated as a percentage of days of fiscal year 2016 Mr. Frantz was employed by the Company, was $337,500.

(2)
Pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016-Separation Agreement with Mr. Plochocki,” the target cash incentive bonus payable to Mr. Plochocki pursuant to the 2016 Executive Compensation Program was be prorated as a percentage of days of fiscal year 2016 Mr. Plochocki was employed by the Company. This prorated target cash bonus amount was $79,500.

(3)
The target cash incentive bonus payable to Mr. Arnold pursuant to the 2016 Executive Compensation Program, prorated as a percentage of days of fiscal year 2016 Mr. Arnold was employed by the Company, was $20,000.

(4)
Mr. Holt did not receive a target cash incentive bonus designation for fiscal year 2016 because he had resigned effective April 12, 2015, prior to the Compensation Committee’s determination of the fiscal year 2016 Executive Compensation Program.

(5)
The target cash incentive bonus payable to Mr. Metcalfe pursuant to the 2016 Executive Compensation Program, prorated as a percentage of days of fiscal year 2016 Mr. Metcalfe was employed by the Company, was $40,000.

For each of our NEOs, (i) 50% of the target cash incentive bonus was based on Consolidated Revenue Growth for fiscal year 2016, and (ii) 50% of the target cash incentive bonus was based on Non-GAAP EPS Growth for fiscal year 2016. The portions of the target cash incentive bonus based on Consolidated Revenue Growth for fiscal year 2016 were determined as follows:

Consolidated Revenue Growth	% of Target Cash Bonus Allocation (50%) Earned
< 6%	0%
6%	20%
7%	40%
8%	60%
9%	80%
10%	100%
11%	110%
12%	120%
13%	130%
14%	140%
> 15%	150%

The portions of the target cash incentive bonus based on Non-GAAP EPS Growth for fiscal year 2016 were determined as follows:

Consolidated non-GAAP EPS Growth	% of Target Cash Bonus Allocation (50%) Earned
< 6%	0%
6%	20%
7%	40%
8%	60%
9%	80%
10%	100%
11%	110%
12%	120%
13%	130%
14%	140%
> 15%	150%

Under the 2016 Executive Compensation Program, the percentage shown in the right hand columns was to be awarded when the stated level was reached as a step function. Full percentage Consolidated Revenue Growth and Non-GAAP EPS Growth was required be achieved to reach each bonus level. Accordingly, there was no partial credit, proration or extrapolation between levels. The amount of cash bonus granted was a percentage based on the same percentage earned according to an average of Consolidated Revenue Growth and Non-GAAP EPS Growth for each of our NEOs.

Equity Incentive Bonus - Restricted Shares

The equity incentive bonus component of the 2016 Executive Compensation Program provided that certain of our NEOs were and are eligible to receive an aggregate of up to 290,000 restricted shares of common stock over a three year period based on us meeting certain Average 30 Day Trading Price targets for the thirty day periods ending April 30th following the end of each of fiscal years 2016, 2017, and 2018 indicated in the table below. Any of these restricted shares that may be awarded vest in full six months after the date of grant.

Name	Aggregate Potential Shares over Three Year Period	Potential Shares for the Post Fiscal Year 2016 Period	Potential Shares for the Post Fiscal Year 2017 Period	Potential Shares for the Post Fiscal Year 2018 Period
Rusty Frantz (1)	150,000	45,000	45,000	60,000
Steven T. Plochocki (2)	50,000	15,000	N/A	N/A
James R. Arnold (3)	N/A	N/A	N/A	N/A
John K. Stumpf	30,000	9,000	9,000	12,000
Paul A. Holt (4)	N/A	N/A	N/A	N/A
Daniel J. Morefield	30,000	9,000	9,000	12,000
Jocelyn A. Leavitt	30,000	9,000	9,000	12,000
David A. Metcalfe (5)	N/A	N/A	N/A	N/A

(1)
Any equity incentive bonus payable to Mr. Frantz pursuant to the 2016 Executive Compensation Program shall be prorated as a percentage of days of fiscal year 2016 Mr. Frantz is employed by the Company.

(2)
Pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016-Separation Agreement with Mr. Plochocki,” any equity incentive bonus payable to Mr. Plochocki pursuant to the 2016 Executive Compensation Program shall be paid as a cash payment equal to the equity incentive bonus value prorated as a percentage of days of fiscal year 2016 Mr. Plochocki was employed by the Company. Mr. Plochocki is not eligible for equity incentive awards for the periods following the 2017 and 2018 fiscal years.

(3)
The Compensation Committee determined not to include Mr. Arnold in the equity incentive bonus component of the fiscal year 2016 Executive Compensation Program because Mr. Arnold joined the Company late in fiscal year 2016.

(4)
Mr. Holt was not included in the equity incentive bonus component of the fiscal year 2016 Executive Compensation Program because he had resigned effective April 12, 2015, prior to the Compensation Committee’s determination of the fiscal year 2016 Executive Compensation Program.

(5)
The Compensation Committee determined not to include Mr. Metcalfe in the equity incentive bonus component of the fiscal year 2016 Executive Compensation Program because Mr. Metcalfe joined the Company late in fiscal year 2016.

For each of our NEOs eligible for the equity incentive bonus, (i) 30% of the aggregate equity incentive bonus amount set forth in the table above was calculated based on the Average 30 Day Trading Price for the thirty calendar day period ending April 30, 2016, (ii) 30% of the aggregate equity incentive bonus amount set forth in the table above will be calculated based on the Average 30 Day Trading Price for the thirty calendar day period ending April 30, 2017, and (iii) 40% of the aggregate equity incentive bonus amount set forth in the table above will be calculated based on the Average 30 Day Trading Price for the thirty calendar day period ending April 30, 2018. The portions of the equity incentive bonus based on Average 30 Day Trading Price for the thirty day period ending April 30, 2016 (i.e., the first year of this three-year equity incentive bonus program) were determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$20.00	10.0%
$22.00	20.0%
$24.00	30.0%

The portions of the equity incentive bonus based on the Average 30 Day Trading Price for the thirty day period ending April 30, 2017 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$26.00	10.0%
$28.00	20.0%
$30.00	30.0%

The portions of the equity incentive bonus based on the Average 30 Day Trading Price for the thirty day period ending April 30, 2018 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$32.00	10.0%
$34.00	20.0%
$36.00	40.0%

Under the 2016 Executive Compensation Program, the percentage shown in the right hand columns was and will be awarded when the stated level is reached as a step function. An Average 30 Day Trading Price of no less than the value stated in the left hand columns must be achieved to reach each bonus level. Accordingly, there was and will be no partial credit, proration or extrapolation between levels. The amount of equity bonus granted will be the percentage earned according to the relevant fiscal year Average 30 Day Trading Price of each of our NEOs’ total available potential equity incentive shares.

Restricted Stock - New Hire Signing Inducement Awards
Messrs. Frantz and Arnold received one-time inducement grants of restricted shares of the Company’s common stock in connection with their hiring by the Company. Mr. Frantz received an award of 25,000 shares of restricted common stock on August 17, 2015. These restricted shares vest in three equal, annual consecutive installments with the first vesting date occurring on July 1, 2016; however, these restricted shares will vest in full if Mr. Frantz is terminated without Cause (as defined in the Company’s 2015 Equity Incentive Plan) prior to July 1, 2016. Mr. Arnold received an award of 72,700 shares of restricted common stock on March 1, 2016. These restricted shares vest in three equal, annual consecutive installments with the first vesting date occurring on the first anniversary of the date of grant; however, these restricted shares will vest in full if Mr. Arnold is terminated without Cause (as defined in the Company’s 2015 Equity Incentive Plan).

2016 Executive Compensation Program - Cash Bonus and Equity Incentive Bonus Payouts
For purposes of the 2016 Executive Compensation Program, our performance measures obtained the following results: consolidated revenue decline was -1.3% , non-GAAP EPS growth was 14.0%, and the Average 30 Day Trading Price for the thirty calendar day period ended April 30, 2016 was $14.50.
On May 17, 2016, based on our results for the 2016 fiscal year and the terms of the 2016 Executive Compensation Program, our Compensation Committee authorized, subject to the satisfaction of certain contingencies which were subsequently satisfied, the award of the following cash and equity incentive payments under the 2016 Executive Compensation Program:

Name	Target Cash Bonus	Cash Bonus Earned	Fiscal 2016 Target Equity Bonus (shares)	Equity Bonus Earned (shares)
Rusty Frantz (1)	$337,500	$236,250	45,000	0
Steven T. Plochocki (2)	79,500	55,650	15,000	0
James R. Arnold (3)	20,000	14,000	N/A	N/A
John K. Stumpf	157,500	110,250	9,000	0
Paul A. Holt (4)	N/A	N/A	N/A	N/A
Daniel J. Morefield	233,500	163,450	9,000	0
Jocelyn A. Leavitt	167,000	116,900	9,000	0
David A. Metcalfe (5)	40,000	28,000	N/A	N/A

(1)
Mr. Frantz was appointed President and Chief Executive Officer effective July 1, 2015. The cash incentive bonus payable to Mr. Frantz pursuant to the 2016 Executive Compensation Program has been prorated as a percentage of days of fiscal year 2016 that Mr. Frantz was employed by the Company. Mr. Frantz’s target cash bonus was $450,000 on an annualized basis and $337,500 on a prorated basis.

(2)
Mr. Plochocki resigned as President and Chief Executive Officer effective June 30, 2015. Pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016-Separation Agreement with Mr. Plochocki,” any cash incentive bonus payable to Mr. Plochocki pursuant to the 2016 Executive Compensation Program shall be prorated as a percentage of days of fiscal year 2016 that Mr. Plochocki was employed by the Company. Mr. Plochocki’s target cash incentive bonus was $318,000 on an annualized basis and $79,500 on a prorated basis.

(3)
Mr. Arnold was appointed Executive Vice President and Chief Financial Officer effective March 1, 2016. The cash incentive bonus payable to Mr. Arnold pursuant to the 2016 Executive Compensation Program has been prorated as a percentage of days of fiscal year 2016 that Mr. Arnold was employed by the Company. Mr. Arnold’s target cash bonus was $240,000 on an annualized basis and $20,000 on a prorated basis.

(4)
Mr. Holt resigned from his position as Executive Vice President and Chief Financial Officer effective as of April 12 2015. Mr. Holt was not eligible for any cash or equity incentive programs for fiscal year 2016.

(5)
Mr. Metcalfe was appointed Chief Technology Officer effective February 1, 2016. The cash incentive bonus payable to Mr. Metcalfe pursuant to the 2016 Executive Compensation Program has been prorated as a percentage of days of fiscal year 2016 that Mr. Metcalfe was employed by the Company. Mr. Metcalfe’s target cash bonus was $240,000 on an annualized basis and $40,000 on a prorated basis.

2017 Executive Compensation Program Terms
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 17, 2016, our Compensation Committee approved the 2017 Executive Compensation Program for our NEOs for the fiscal year ending March 31, 2017. The 2017 Executive Compensation Program includes three components: (i) base salaries in the form of cash, (ii) options to purchase the Company’s common stock, and (iii) cash incentive compensation. The cash incentive compensation component for each of our NEOs will be based on two performance measures for fiscal year 2017: Revenue and Non-GAAP EPS. The 2017 Executive Compensation Program, unlike the 2016 program, eliminates an equity incentive bonus component paid in the form of restricted shares of common stock, based on the Compensation Committee’s determination that stock options, which have value only if the Company’s stock price rises, are the best means of incentivizing and rewarding long-term performance.
Base Salaries
Salary levels are considered annually as part of our Compensation Committee’s performance review process. From time to time, the Compensation Committee will approve adjustments in the base salary of our NEOs based on its assessment of the Company’s competitiveness for executive talent, organizational structure, market trends, and the interplay of the base salary component with other features and components in our overall executive compensation program. Under the 2017 Executive Compensation Program, in keeping with the Company’s emphasis on cost containment pursuant to its new business strategy and on emphasizing performance-based compensation, the Compensation Committee kept cash salaries for our NEOs at the same levels or lower levels as in fiscal year 2016, as follows:
• John R. Frantz - $600,000 (same as in fiscal year 2016);

•	James R. Arnold - $400,000 (same as in fiscal year 2016);

•	Daniel J. Morefield - $400,000 (a decrease from $467,000 in fiscal year 2016);

•	David A. Metcalfe - $400,000 (same as in fiscal year 2016);

•	Jocelyn A. Leavitt - $334,000 (same as in fiscal year 2016);

•	John K. Stumpf - $300,000 (a decrease from $315,000 in fiscal year 2016).

Equity Grants
Each NEO, with the exceptions of Messrs. Arnold and Metcalfe, also received a grant of options to purchase the Company’s common stock on May 24, 2016, with an exercise price of $12.93. The options vest in four equal, annual consecutive installments, beginning on the first anniversary of the initial grant date, and will expire eight years after their grant. The Compensation Committee determined that stock options under the 2017 Executive Compensation Program should have a shorter, four-year vesting period than the five-year vesting period under the 2016 Executive Compensation Program in order to better align with market trends. The options were issued pursuant to the Company’s 2015 Equity Incentive Plan and standard form of option award agreement. The Compensation Committee determined not to award stock options to Messrs. Arnold and Metcalfe because these executive officers had very recently joined the company in the last quarter of fiscal year 2016 and had received significant stock option grants upon their appointment to the Company (250,000 stock options were granted to Mr. Arnold on March 1, 2016, and 200,000 stock options were granted to Mr. Metcalfe on February 1, 2016). The number of stock options granted to each NEO under the 2017 Executive Compensation Program is set forth in the table below:

Name	Options
Rusty Frantz	300,000 (1)
James R. Arnold	N/A
Daniel J. Morefield	120,000
David A. Metcalfe	N/A
Jocelyn A. Leavitt	60,000
John K. Stumpf	60,000

(1)
Does not include 100,000 options to purchase shares of the Company’s common stock granted to Mr. Frantz on May 31, 2016, pursuant to the Executive Employment Agreement, dated June 3, 2015, between the Company and Mr. Frantz (the “Employment Agreement”). Described in the Employment Agreement as an Option Bonus, the Compensation Committee approved this grant for Mr. Frantz in connection with his hiring as the Company’s President and Chief Executive Officer on July 1, 2015, with eligibility for the grant conditional upon Mr. Frantz remaining in good standing as an employee of the Company or a subsidiary of the Company through May 31, 2016. See the section captioned “Equity Grants - Stock Options” in the description of the 2016 Executive Compensation Plan above.

Cash Incentive Bonuses

The following table sets forth the potential cash incentive bonus payable to each of our NEOs under the 2017 Executive Compensation Program:

Name	Potential Cash Bonus as % of Base Salary	Potential Cash Bonus Amount
Rusty Frantz	100%	$600,000
James R. Arnold	60%	240,000
Daniel J. Morefield	60%	240,000
David A. Metcalfe	60%	240,000
Jocelyn A. Leavitt	50%	167,000
John K. Stumpf	50%	150,000

For each of our NEOs, (i) 50% of the potential cash incentive bonus is based on the Revenue performance measure for fiscal year 2017, and (ii) 50% of the potential cash incentive bonus is based on the Non-GAAP EPS performance measure for fiscal year 2017. The table below depicts the percentage of the potential cash bonus for each level of Revenue and Non-GAAP EPS achievement. The total cash incentive bonus percentage to be awarded is identified by where the Revenue number on the vertical y-axis intersects with the Non-GAAP EPS number on the horizontal x-axis. There will be no partial credit, proration or extrapolation between levels.

FY17 Executive Cash Incentive Bonus Payouts

NonGAAP EPS and Revenue

		$0.73	$0.74	$0.75	$0.76	$0.77	$0.78	$0.79	$0.80	$0.81	$0.82	$0.83	$0.84	$0.85	$0.86	$0.87	$0.88	FY17 EPS
Rev	**Payout**	**0%**	**10%**	**20%**	**30%**	**40%**	**50%**	**60%**	**70%**	**80%**	**90%**	**100%**	**110%**	**120%**	**130%**	**140%**	**150%**	**Payout**
$540	**150%**	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	
$538	**145%**	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	142.5%	147.5%	
$536	**140%**	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	
$534	**135%**	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	142.5%	
$532	**130%**	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	
$530	**125%**	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	
$528	**120%**	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	
$526	**115%**	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	
$524	**110%**	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	
$522	**105%**	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	
$520	**100%**	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	
$519	**95%**	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	
$518	**90%**	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	
$517	**85%**	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	
$516	**80%**	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	
$515	**75%**	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	
$514	**70%**	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	
$513	**65%**	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	
$512	**60%**	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	
$511	**55%**	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	
$510	**50%**	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	
$509	**45%**	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	
$508	**40%**	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	
$507	**35%**	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	
$506	**30%**	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	
$505	**25%**	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	
$504	**20%**	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	
$503	**15%**	7.5%	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	
$502	**10%**	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	
$501	**5%**	2.5%	7.5%	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	
$500	**0%**	(0.0%)	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%

General Terms for the 2017 Executive Compensation Program
The following terms will apply to all officers participating in our 2017 Executive Compensation Program:

•
For purposes of calculating cash incentive bonuses for all officers, both the Revenue and Non-GAAP EPS performance measures shall be defined and calculated consistent with the methodology used by the Company in its fiscal year 2017 earnings release, provided that Revenue and Non-GAAP EPS shall not include any revenues, expenses, and dilutive shares associated with acquisitions and divestitures closed during fiscal year 2017. The calculation of Non-GAAP EPS will be adjusted for stock splits.

•	Officer must be in good standing as a full time employee of the Company (or a wholly owned subsidiary thereof) on May 31, 2017 to be eligible to receive the cash incentive bonus.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must have executed the Company’s standard confidential information and non-compete agreement.

•
Payment of cash incentive compensation is discretionary and shall only be as approved by the Compensation Committee based on, among other things, audited financial statements, and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy and Executive Stock Ownership Policy), as such policies may be amended by the Company or applicable law.

•	The quantity of the equity awards will adjust pro-rata with any stock splits that may occur.

•	Officer must be in compliance with the Company’s Executive Stock Ownership Policy to receive both the cash bonus and the equity award.

Other Benefits
We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2016.
We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2016.
These retirement plans may be amended or discontinued at the discretion of our Board.

Perquisites and Other Personal Benefits
We do not provide any meaningful perquisites to our NEOs, other than pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2016. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

Executive Stock Ownership Guidelines
We have an executive stock ownership policy that requires all executive officers to purchase and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value equal to no less than 25% of the executive officer’s annual base salary at the time of purchase. Each executive officer is required satisfy his share purchase requirement within twelve months of being appointed as an executive officer and may do so through fully vested Company grants, acquisitions on the open market or by option exercises.

Insider Trading Policy
We have an insider trading policy that generally prohibits Board members, officers and employees from transacting in our Company's shares while in the possession of material nonpublic information and from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery

In order to better align our officers’ long-term interests with those of our Company and our shareholders, we have an executive compensation recovery policy that claws back incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct

Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.
Accounting for Stock-Based Compensation
We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2016.

Summary Compensation Table for Fiscal Year Ended March 31, 2016

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2016, 2015 and 2014 for the individuals who served as our principal executive officer (i.e., Messrs. Plochocki and Frantz) and as our principal financial officer (i.e., Messrs. Holt, Stumpf, and Arnold) during any portion of fiscal year 2016, as well as for the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2016 and who were serving as executive officers at the end of fiscal year 2016 (i.e., Messrs. Morefield and Metcalfe, and Ms. Leavitt) (collectively, the “NEOs”).

Name and Title	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($) (2)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($) (3)	All Other Compen-sation ($) (4)		Total ($)
Rusty Frantz
Chief Executive	2016	$450,006	$—	$315,250	$384,000	$236,250	$—	$1,537	(12)	$1,387,043
Officer and President (5)	2015*	—	—	—	—	—	—	—		—
	2014*	—	—	—	—	—	—	—		—
Steven T. Plochocki
Chief Executive	2016	384,766	—	—	—	55,650	—	628,461	(13)	1,068,877
Officer and President (6)	2015	611,259	—	—	87,600	426,420	—	—		1,125,279
	2014	591,905	—	89,750	—	—	—	—		681,655
James R. Arnold
Executive Vice President and	2016	33,333	—	1,134,120	1,280,000	14,000	—	4,269	(14)	2,465,722
Chief Financial Officer (7)	2015*	—	—	—	—	—	—	—		—
	2014*	—	—	—	—	—	—	—		—
John K. Stumpf
Executive Vice President,	2016	304,391	—	—	36,730	110,250	—	—		451,371
Finance and Principal	2015*	—	—	—	—	—	—	—		—
Accounting Officer (8)	2014*	—	—	—	—	—	—	—		—
Paul A. Holt
Executive Vice President and	2016	68,455	—	—	—	—	1,612	685		70,752
Chief Financial Officer (9)	2015	367,467	—	—	70,080	—	3,648	2,439		443,634
	2014	356,743	—	53,850	—	—	3,516	2,375		416,484
Daniel J. Morefield
Executive Vice President and	2016	460,682	—	—	55,095	163,450	7,699	2,678		689,604
Chief Operating Officer	2015	446,810	—	—	70,080	312,708	4,435	2,289		836,322
	2014	409,240	—	71,800	—	—	3,922	2,556		487,518
Jocelyn A. Leavitt
Executive Vice President,	2016	343,269	—	—	55,095	116,900	5,648	418		521,330
General Counsel and	2015	328,789	2,363	—	70,080	223,871	3,264	405		628,772
Secretary (10)	2014	308,276	7,877	35,900	48,730	—	2,654	2,374		405,811
David A. Metcalfe
Executive Vice President and	2016	66,667	190,000	—	930,000	28,000	—	2,037	(12)	1,216,704
Chief Technology Officer (11)	2015*	—	—	—	—	—	—	—		—
	2014*	—	—	—	—	—	—	—		—
____________

*	Amounts are not reported, as the individual was not a NEO during the fiscal year.
(1)
The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended March 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on May 24, 2016.

(2)	The amounts reflected in this column represent the amount earned as cash incentive compensation in the fiscal year.
(3)
The amounts reflected in this column represent our Company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.

(4)	The amounts reflected in this column represent our Company’s contributions to the 401(k) plan, unless stated otherwise.
(5)
Mr. Frantz was appointed President and Chief Executive Officer effective July 1, 2015. Mr. Frantz's compensation for fiscal year 2016 consists of non-prorated amounts earned from July 1, 2015 through the end of the fiscal year as well as a signing grant of 150,000 stock options and 25,000 restricted shares pursuant to the terms of Mr. Frantz's employment agreement.

(6)
Mr. Plochocki resigned as President and Chief Executive Officer effective June 30, 2015. Mr. Plochocki's compensation for fiscal year 2016 consists of non-prorated amounts earned through June 30, 2015 as well as $618,000 in separation payments and $10,461 of reimbursements for continued coverage under the Company’s group health care plan pursuant to the terms of Mr. Plochocki's separation agreement.

(7)
Mr. Arnold was appointed Executive Vice President and Chief Financial Officer effective March 1, 2016. Mr. Arnold’s compensation for fiscal year 2016 consists of non-prorated amounts earned from March 1, 2016 through the end of the fiscal year as well as a signing grant of 250,000 stock options and 72,700 restricted shares pursuant to Mr. Arnold's employment offer.

(8)
Mr. Stumpf was appointed Interim Chief Financial Officer effective May 20, 2015 through February 29, 2016 and appointed Executive Vice President, Finance and Principal Accounting Officer effective March 1, 2016. Prior to his appointment, Mr. Stumpf served as Senior Vice President, Corporate Controller and Treasurer. Mr. Stumpf's compensation for the fiscal year 2016 includes amounts earned for the time he served during the fiscal year prior to his appointment as an executive officer of the Company.

(9)
Mr. Holt resigned as Executive Vice President and Chief Financial Officer effective April 12, 2015. Mr. Holt's compensation for fiscal year 2016 consists of non-prorated amounts earned through April 12, 2015.

(10)
Ms. Leavitt was appointed Executive Vice President, General Counsel and Secretary effective June 2, 2014. Prior to her appointment, Ms. Leavitt served as Vice President, Associate General Counsel and Assistant Secretary. Ms. Leavitt’s compensation for fiscal year 2014 includes amounts earned for the time she served during the fiscal year prior to her appointment as an officer of the Company.

(11)
Mr. Metcalfe was appointed Chief Technology Officer effective February 1, 2016. Mr. Metcalfe's compensation for fiscal year 2016 consists of non-prorated amounts earned from February 1, 2016 through the end of the fiscal year as well as a signing bonus of $190,000 and signing grant of 200,000 stock options pursuant to Mr. Metcalfe's employment offer.

(12)
All other compensation for fiscal year 2016 for Messrs. Frantz and Metcalfe includes $1,537 in estimated value to each executive for the pooled use of the Company's corporate van. The corporate van program became effective during March 2016.

(13)
All other compensation for Mr. Plochocki consists of $618,000 in separation payments and $10,461 of reimbursements for continued coverage under the Company’s group health care plan per the terms of Mr. Plochocki's separation agreement.

(14)
All other compensation for Mr. Arnold consists of amounts paid as reimbursement for a corporate apartment, as provided for in Mr. Arnold's employment offer letter, for the period from his appointment on March 1, 2016 through the end of the fiscal year.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Awards: Number of Securities Under-lying Options (#)	Exer-cise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date (2)	Thres-hold ($) (2)	Target ($) (3)	Maxi-mum ($) (3)	Thres-hold Perform-ance Shares (3)	Target Perform-ance Shares (3)	Maxi-mum Perform-ance Shares (3)

John R. Frantz (5)		0	$337,500	$506,250	0	45,000	45,000	—	—	—	—
	8/17/15	—	—	—	—	—	—	—	150,000	$12.80	384,000
	8/17/15	—	—	—	—	—	—	25,000	—	—	320,000
Steven T. Plochocki (6)		0	79,500	119,250	0	15,000	15,000	—	—	—	—
	5/22/15	—	—	—	—	—	—	—	20,000	16.64	73,460
James R. Arnold (7)		0	20,000	30,000	N/A	N/A	N/A	$—	—	—	—
	3/1/16	—	—	—	—	—	—	—	250,000	15.60	1,280,000
	3/1/16	—	—	—	—	—	—	72,700	—	—	1,134,120
John K. Stumpf		0	157,500	236,250	0	9,000	9,000	—	—	—	—
	5/22/15	—	—	—	—	—	—	—	10,000	16.64	36,730
Paul A. Holt (8)		N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
Daniel J. Morefield		0	233,500	350,250	—	9,000	9,000	—	—	—	—
	5/22/15	—	—	—	—	—	—	—	15,000	16.64	55,095
Jocelyn A. Leavitt		0	167,000	250,500	0	9,000	9,000	—	—	—	—
	5/22/15	—	—	—	—	—	—	—	15,000	16.64	55,095
David A. Metcalfe (9)		0	40,000	60,000	N/A	N/A	N/A	—	—	—	—
	2/1/16	—	—	—	—	—	—	—	200,000	14.20	929,600
____________________

(1)
The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis-2016 Executive Compensation Program Payouts” and represents threshold, target, and maximum cash or share incentive awards possible based on fiscal year 2016 performance. The actual cash incentive compensation paid is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the 2016 Executive Compensation Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the number of shares underlying the performance shares actually awarded under the 2016 Executive Compensation Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2016 table below.

(2)
Equity grants to Messrs. Frantz, Arnold and Metcalfe were made under our 2015 Equity Incentive Plan, and all other equity grants were made under our Second Amended and Restated 2005 Stock Option and Incentive Plan.

(3)	The amounts set forth in these columns reflect the threshold, target and maximum cash or share incentive awards possible based on fiscal year 2016 performance.
(4)
The amounts set forth in these column reflects the grant date fair value of the stock awards and stock option awards, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended March 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on May 24, 2016.

(5)
Mr. Frantz was appointed President and Chief Executive Officer effective July 1, 2015. The target cash estimated possible payout for Mr. Frantz represents the prorated amount based on the percentage of days of fiscal year 2016 Mr. Frantz was employed by the Company. On an annualized basis, the target cash estimated possible payout for Mr. Frantz would be $450,000. The table does not include a grant of 100,000 stock options to Mr. Frantz on May 31, 2016 because they were granted after the end of fiscal year 2016.

(6)
Mr. Plochocki resigned as President and Chief Executive Officer effective June 30, 2015. The target cash estimated possible payout for Mr. Plochocki represents the prorated amount based on the percentage of days of fiscal year 2016 Mr. Plochocki was employed by the Company. On an annualized basis, the target cash estimated possible payout for Mr. Plochocki would be $318,000.

(7)
Mr. Arnold was appointed Executive Vice President and Chief Financial Officer effective March 1, 2016. The target cash estimated possible payout for Mr. Arnold represents the prorated amount based on the percentage of days of fiscal year 2016 Mr. Arnold was employed by the Company. On an annualized basis, the target cash estimated possible payout for Mr. Arnold would be $240,000.

(8)	Amounts are not included for Mr. Holt as he was ineligible to receive any incentive plan awards due to his resignation, effective April 12.
(9)
Mr. Metcalfe was appointed Chief Technology Officer effective February 1, 2016. The target cash estimated possible payout for Mr. Metcalfe represents the prorated amount based on the percentage of days of fiscal year 2016 Mr. Metcalfe was employed by the Company. On an annualized basis, the target cash estimated possible payout for Mr. Metcalfe would be $240,000.

Base Salary
Base salaries for the NEOs are described above under the heading “Compensation Discussion and Analysis-Compensation Details-2016 Executive Compensation Program Terms-Base Compensation.”

Cash and Equity Incentive Programs
Cash and equity incentive program payouts made to the NEOs are described above under the headings “Compensation Discussion and Analysis-Compensation Details-2016 Executive Compensation Program Terms-Cash Incentive Bonus,” “Compensation Discussion and Analysis-Compensation Details-2016 Executive Compensation Program Terms-Equity Incentive Bonus” and “Compensation Discussion and Analysis-Compensation Details-2016 Executive Compensation Program Terms-2016 Executive Compensation Program Payouts.”

Separation Agreement with Mr. Plochocki
In connection with Mr. Plochocki’s resignation from his positions as President and Chief Executive Officer of the Company on June 30, 2015, the Company entered into a separation agreement with Mr. Plochocki on June 24, 2015. Pursuant to the separation agreement, Mr. Plochocki received a lump sum separation payment of $618,000 and a lump sum prorated non-employee director Board fee of $9,424 for his service on the Board from June 30, 2015 through August 11, 2015, the date of our 2015 annual meeting of shareholders, at which time his resignation from the Board became effective.
The separation agreement also provided that the Company would reimburse Mr. Plochocki for his and his spouse’s continued coverage under the Company’s group health care plan until June 30, 2016 (or until such earlier date as Mr. Plochocki becomes eligible for coverage under another employer’s group health care plan). Mr. Plochocki and his spouse received such coverage through June 30, 2016, with a total value of $14,337 through that date, and a value through the end of fiscal year 2016 of $10,461.
Pursuant to the separation agreement, subject to the Company’s attainment of applicable performance goals for the full fiscal year ending March 31, 2016, Mr. Plochocki was eligible to receive a cash payment equal to the prorated value of his cash and equity bonuses payable under the 2015 Executive Compensation Program and the 2016 Executive Compensation Program that are tied to the Company's fiscal year 2016 performance. Based on the Company’s performance, Mr. Plochocki received a cash bonus of $55,650 and no equity bonus shares.
The separation agreement provided that the 20,000 shares of the Company’s common stock that were unvested under Mr. Plochocki’s June 3, 2014 option grant (which have an exercise price of $15.99 per share) vested on June 30, 2015. These and the other vested stock options held by Mr. Plochocki were to expire if not exercised on or before the three month anniversary of June 30, 2015. The vested stock options were not exercised by Mr. Plochocki and expired on September 30, 2015.

Employment Agreement with Mr. Frantz
The Company has an employment agreement with Mr. Frantz effective July 1, 2015 that details the terms of his employment as our President and Chief Executive Officer. The term of the employment agreement is “at will”. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”
Pursuant to the employment agreement and as part of Mr. Frantz’s new hire compensation package, we granted Mr. Frantz (i) options to purchase up to 150,000 shares of our common stock at an exercise price of $12.80 and a grant date of August 17, 2015, which options have an eight year term and vest in five, equal annual installments commencing July 1, 2016; and (ii) 25,000 shares of restricted common stock, with a grant date of August 17, 2015, which restricted shares will vest in three equal, annual consecutive installments with the first vesting date occurring on July 1, 2016. In addition, following the end our 2016 fiscal year, we granted Mr. Frantz options to purchase up to 100,000 shares of our common stock at an exercise price of $12.71. These options were approved in connection with Mr. Frantz’s commencement of employment during our fiscal year 2016 but had a deferred grant date of May 31, 2016 conditioned upon Mr. Frantz remaining employed through that date, with an exercise price of $12.71 (the closing price of our stock on May 31, 2016), which options have an eight year term and vest in in five equal, annual installments with the first vesting date occurring on May 31, 2017. Also, Mr. Frantz’s employment agreement provided him eligibility under our 2016 Executive Compensation Program to receive a cash incentive bonus, as well as an equity incentive bonus in the form of restricted shares, depending on the Company’s fiscal year 2016 performance. The employment agreement also provides that Mr. Frantz shall receive three weeks of vacation each year. For a full description of Mr. Frantz’s potential cash and equity incentive awards for fiscal year 2016, please see the disclosure under “2016 Executive Compensation Program Terms” above.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2016

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John R. Frantz	—	150,000	(1)	—	$12.80	08/17/23	—		$—	—	—
	—	—		—	—	—	25,000	(10)	381,000	—	—
Steven T. Plochocki	—	—		—	—	—	—		—	—	—
James R. Arnold	—	250,000	(2)	—	15.60	03/01/24	—		—	—	—
	—	—		—	—	—	72,700	(11)	1,107,948	—	—
John K. Stumpf	3,000	2,000	(3)	—	17.68	11/05/20	—		—	—	—
	3,200	4,800	(4)	—	17.95	05/29/21	—		—	—	—
	1,500	6,000	(5)	—	15.99	06/03/22	—		—	—	—
	—	10,000	(6)	—	16.64	05/22/23	—		—	—	—
Paul A. Holt	—	—		—	—	—	—		—	—	—
Daniel J. Morefield	8,000	8,000	(7)	—	18.42	09/25/20	—		—	—	—
	4,000	16,000	(5)	—	15.99	06/03/22	—		—	—	—
	—	15,000	(6)	—	16.64	05/22/23	—		—	—	—
Jocelyn A. Leavitt	4,800	3,200	(8)	—	29.17	05/24/20	—		—	—	—
	4,000	6,000	(4)	—	17.95	05/29/21	—		—	—	—
	4,000	16,000	(5)	—	15.99	06/03/22	—		—	—	—
	—	15,000	(6)	—	16.64	05/22/23	—		—	—	—
David A. Metcalfe	—	200,000	(9)	—	14.20	02/01/24	—		—	—	—
________________________

(1)	Option was granted August 17, 2015 and vests in five equal, annual installments commencing on each of the following dates: July 1, 2016, July 1, 2017, July 1, 2018, July 1, 2019 and July 1, 2020.
(2)
Option was granted March 1, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on March 1, 2017, March 1, 2018, March 1, 2019 and March 1, 2020.

(3)
Option was granted November 5, 2012 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on November 5, 2016 and November 5, 2017.

(4)
Option was granted May 29, 2013 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 29, 2016, May 29, 2017 and May 29, 2018.

(5)
Option was granted June 3, 2014 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 3, 2016, June 3, 2017, June 3, 2018 and June 3, 2019.

(6)
Option was granted May 22, 2015 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 22, 2016, May 22, 2017, May 22, 2018, May 22, 2019 and May 22, 2020.

(7)
Option was granted September 25, 2012 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on September 25, 2016 and September 25, 2017.

(8)
Option was granted May 24, 2012 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 24, 2016 and May 24, 2017.

(9)
Option was granted February 1, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on February 1, 2017, February 1, 2018, February 1, 2019 and February 1, 2020.

(10)
Restricted stock award was granted August 17, 2015 and vests in three equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on August 17, 2016, August 17, 2017 and August 17, 2018.

(11)
Restricted stock award was granted March 1, 2016 and vests in three equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on March 1, 2017, March 1, 2018 and March 1, 2019.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2016

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2016 for our NEOs. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

John R. Frantz	—	$—	—		$—
Steven T. Plochocki	—	—	2,500	(1)	39,600
James R. Arnold	—	—	—		—
John K. Stumpf	—	—	—		—
Paul A. Holt	—	—	—		—
Daniel J. Morefield	—	—	2,000	(2)	31,680
Jocelyn A. Leavitt	—	—	1,000	(3)	15,840
David A. Metcalfe	—	—	—		—

(1)	Includes 939 shares cancelled on May 29, 2015 to cover the tax liability which arose as a result of the vesting.
(2)	Includes 751 shares cancelled on May 29, 2015 to cover the tax liability which arose as a result of the vesting.
(3)	Includes 410 shares cancelled on May 29, 2015 to cover the tax liability which arose as a result of the vesting.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2016

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

John R. Frantz	$15,000	$—	$407	$—	$15,407
Steven T. Plochocki	—	—	—	—	—
James R. Arnold	—	—	—	—	—
John K. Stumpf	—	—	—	—	—
Paul A. Holt	10,268	1,612	(13,021)	(41,237)	581,113
Daniel J. Morefield	76,299	7,699	(1,612)	—	124,092
Jocelyn A. Leavitt	48,364	5,648	(2,598)	—	232,351
David A. Metcalfe	—	—	—	—	—

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion describes and illustrates potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2016 termination date.

Separation Agreement with Mr. Plochocki
Mr. Plochocki was previously subject to an employment agreement which would have provided for payments to Mr. Plochocki in connection with any termination of employment, change-in-control, or change in responsibilities assuming a March 31, 2015 date, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation effective June 30, 2015. Detailed information about the payments made to Mr. Plochocki in connection with his separation agreement is presented above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016-Separation Agreement with Mr. Plochocki.”

Employment Agreement with Mr. Frantz

•	Termination Without Cause
If prior to July 1, 2016, we should terminate Mr. Frantz’s employment without “Cause” (as defined in the Company’s 2015 Equity Incentive Plan), then the 25,000 shares of restricted common stock granted to him on August 17, 2015 shall accelerate and vest in full.

•	Change of Control Provisions
All 150,000 options and 25,000 restricted shares granted to Mr. Frantz on August 17, 2015, all 100,000 options granted to Mr. Frantz on May 31, 2016, as well as any earned equity incentive bonus payments shall immediately vest (a) in accordance with the “double trigger” change in control provisions provided for under the 2015 Equity Incentive Plan if there is a qualifying termination of Mr. Frantz’s employment in connection with a “Change in Control” (as defined in the 2015 Equity Incentive Plan) or (b) if any successor to the Company in a Change in Control transaction does not assume, substitute or otherwise continue such equity awards held by Mr. Frantz at the time of the Change in Control. Assuming a change of control followed by either of outcomes (a) or (b) above, as of March 31, 2016, Mr. Frantz would have been entitled to change of control payments valued in the amount of $747,000.

Arrangements with Other NEOs
We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Arnold, Morefield, Metcalfe or Stumpf or Ms. Leavitt in connection with any termination of employment, change-in-control, or change in responsibilities, other than as may be provided for under our equity plans as described below under “Stock Award Exercisability”. These equity plans provide that stock-based award agreements may include acceleration provisions upon termination of employment in connection with a change in control. Any such award agreement provisions apply generally to all employees who have been granted such awards and do not discriminate in scope, terms, or operation in favor of our NEOs.

Stock Award Exercisability
Types of Awards: Our Second Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units. Our 2015 Equity Incentive Plan (our “2015 Plan”) also provides for the issuance of numerous types of stock-based awards, including without limitation, incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Termination of Employment: Under our 2005 Plan and 2015 Plan, vesting and exercisability of restricted stock awards and restricted stock unit awards generally terminates upon termination of employment, except as may be provided in the applicable award agreements or other agreements between the Company and the participation. Under our 2005 Plan and 2015 Plan vesting and exercisability of stock options and stock appreciation rights upon termination of employment, outside of a change of control context as discussed under “Termination Following Change of Control” below, generally has the consequences set forth in the table below, except as may be provided in the applicable award agreements or other agreements between the Company and the participant.

Reason for Termination	Stock Option and Stock Appreciation Right Exercisability Consequences Under
of Employment	2005 Plan	2015 Plan
Voluntary resignation by employee or termination without cause by us
Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Termination for cause by us
Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciations (to the extent vested prior to termination) become unexercisable upon termination of employment.
Unvested and vested options and stock appreciation rights terminate and become unexercisable upon termination of employment.
Disability
Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or six months after termination of employment.

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Death
Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or eighteen months after termination of employment.

Board Powers: Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards. Under our 2015 Plan, our Board has the power to accelerate, in whole or in part, the time at which an award may be exercised or vest, and to amend the terms of any award in any way that does not impair a participant’s rights under the award.

Change in Control: Under our 2005 Plan, awards will fully vest in connection with a change in control as defined in our 2005 Plan. Under our 2015 Plan, in the event of a change of control or corporate transaction as defined in our 2015 Plan, awards do not automatically vest; however, and unless otherwise provided for in the award agreement or otherwise expressly provided for at the time of grant, the Board in its discretion may take any of the following actions with respect to any award: (i) arrange for the surviving or acquiring corporation to assume or substitute the award; (ii) arrange for the assignment or lapse of any reacquisition or repurchase rights pertaining to the award; (iii) accelerate the award’s vesting in whole or in part; (iv) cancel any unvested or unexercised award in exchange for cash; or (v) pay the award holder the value of the excess of the award’s value in the transaction over the award’s exercise price.
Termination Following Change of Control: Our 2005 Plan provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement. Our 2015 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change of control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur. However, our form stock option and restricted stock award agreements under our 2015 Plan used for all grants to our employees, including our NEOs, state that the vesting and exercisability of awards granted thereunder will be accelerated in full if a grantee experiences a qualifying termination (i.e., an involuntary termination without cause or a voluntary termination with good reason) within twelve months of a change in control, as such terms are defined in the award agreements.

Director Compensation for Fiscal Year Ended March 31, 2016
On May 14, 2015, our Compensation Committee recommended, and on May 20, 2015, our Board approved, our 2016 Director Compensation Program. In December 2015, our Board approved a modification to our 2016 Director Compensation Program to provide for an additional tier of compensation for a newly-created non-employee Vice Chairman of the Board position and to provide a compensation package for the newly-created Chairman Emeritus role. Under the program, each non-employee director was awarded shares of restricted common stock upon election or re-election to the Board. The shares vest 50% on each of the next two meeting dates of our annual meetings of shareholders following our 2015 annual shareholders’ meeting. Additionally, the program required that all Board members acquire a minimum of 2,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors had nine months in which to acquire such common stock. Additional compensation was payable to the committee chairmen, the vice chairman, the chairman emeritus, and the chairman of the Board. The program did not pay per-meeting fees. Our non-employee directors are eligible for Company provided COBRA health insurance coverage, for which they are required to pay the full fair market value. For fiscal year 2016, only Mr. Razin elected to receive coverage. The elements of the 2016 Director Compensation Program, as modified and currently in effect, are set forth in the table below.

Director Compensation Program Category of Director (1)	Employee Director (Tier 0)	Non-Employee Director - Base Compensation (Tier 1)	Nominating & Governance and Compensation Committee Chairmen - Additional Compensation (Tier 2)	Audit Committee Chairman - Additional Compensation (Tier 3)	Vice Chairman - Additional Compensation (Tier 4)	Board Chairperson and Chairman Emeritus - Additional Compensation (Tier 5)

Annual Base Compensation	$—	$90,000	$20,000	$30,000	$35,000	$40,000
Value of Restricted Shares	$—	$90,000	$20,000	$30,000	$40,000	$40,000
____________

(1)	2016 Director Compensation Program Terms:
(a) Meeting attendance is expected to be at or near a 100% level.

(b)
Pay Tiers: Tier 0 is for directors who are full-time employees of the Company. Tier 1 is the base compensation for non-employee directors. Tier 2 is additional compensation for the Nominating and Governance Committee and Compensation Committee Chairpersons. Tier 3 is additional compensation for the Audit Committee Chairperson. Tier 4 is additional compensation for the Vice Chairman. Tier 5 is additional compensation for the Board Chairperson and Chairman Emeritus.

(c)
Each director is to be awarded restricted shares of the Company’s common stock (“Restricted Stock”) upon the date of the effectiveness of the Company’s then current Equity Incentive Plan effective as of the date of his/her election or re-election to the Board equivalent to the value amounts set forth in the table above. The shares of Restricted Stock will be valued at the price of the Company’s common stock at the close of trading on the date of the director’s election or re-election to the Board. The Restricted Stock will be issued according to the standard form of the Company’s approved Amended and Restated Stock Agreement and pursuant to the Company’s Equity Incentive Plan and will carry a restriction requiring that the Restricted Stock vest in two equal installments over two consecutive years with the vesting dates being the next two meeting dates of the Company’s annual meeting of shareholders following the director’s election or re-election to the Board. In the event of an annual meeting of shareholders immediately following which a director that previously received Restricted Stock under the 2016 Director Compensation Program is no longer a member of the Board, then any unvested shares of Restricted Stock held by such director shall immediately vest and become transferable on the date of such annual meeting of shareholders. The Restricted Stock shall be granted on a pro-rata basis for directors appointed to serve less than a full year.

(d)
All directors must own a minimum of 2,000 shares of the Company's common stock purchased on the open market, which must be retained as long as they are a director. New directors have nine months in which to fulfill their minimum common stock holding requirements after their election or appointment to the Board.

(e) Cash compensation shall be paid quarterly.

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2016. Mr. Frantz was an employee while he served as director during the fiscal year ended March 31, 2016 and thus received no additional compensation for his service as a director. Mr. Plochocki was an employee through the date of his resignation as President and Chief Executive Officer of the Company on June 30, 2015 and thus received no additional compensation for his service as a director through this date. Pursuant to the terms of his separation agreement, Mr. Plochocki received a lump sum prorated non-employee director fee of $9,424, which is not reflected in the table below, for his service as a non-employee director from June 30, 2015 through August 11, 2015, the date of our 2015 annual meeting of shareholders, at which time Mr. Plochocki’s resignation as a director became effective. The compensation received by Messrs. Plochocki and Frantz as employees is described elsewhere in this proxy statement.

Director Name	Fees Earned or Paid in Cash($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig A. Barbarosh (3)	$120,437	$126,073	$—	$—	$—	$—	$246,510
George H. Bristol	116,360	119,997	—	—	—	—	236,357
James C. Malone	83,360	90,010	—	—	—	—	173,370
Jeffrey H. Margolis (4)	102,447	106,084	—	—	—	—	208,531
Morris Panner	86,360	90,010	—	—	—	—	176,370
D. Russell Pflueger	106,360	110,010	—	—	—	—	216,370
Sheldon Razin (5)	126,360	130,009	—	—	—	—	256,369
Lance E. Rosenzweig	86,360	90,010	—	—	—	—	176,370
______________________

(1)
The amount reflected in this column includes a portion paid at the 2015 Director Compensation Program rate and the remaining portion paid at the 2016 Director Compensation Program rate. The change in the rates was effective on the Annual Meeting date (August 11, 2015) and a further rate change was effective in December 2015 following the restructuring of our Board leadership to include appointing a new Chairman and the creation of Vice Chairman and Chairman Emeritus roles.

(2)	The amount reflected in this column represents the grant date fair value of the equity awards made in fiscal year 2016, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation.
(3)
Mr. Barbarosh was appointed Vice Chairman on December 7, 2015. The fee amount presented is prorated commencing on this date. The stock award amount includes two awards, one awarded on August 17, 2015 and one awarded on December 7, 2015, prorated from the date of appointment as Vice Chairman through the end of the fiscal year.

(4)
Mr. Margolis was appointed Chairman of the Board on November 5, 2015. The fee amount presented is prorated commencing on this date. The stock award amount includes two awards, one awarded on August 17, 2015 and one awarded on November 5, 2015, prorated from the date of appointment as Chairman through the end of the fiscal year.

(5)
Mr. Razin retired as Chairman of the Board and was appointed Chairman Emeritus on November 5, 2015. His compensation in the Chairman Emeritus role is the same as the Chairman of the Board’s compensation.

At March 31, 2016, the aggregate number of option awards and shares of restricted stock and restricted stock units outstanding (vested and unvested) for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Restricted Shares Outstanding
Craig A. Barbarosh	—	12,915
George H. Bristol	—	13,009
James C. Malone	—	9,678
Jeffrey H. Margolis	—	10,770
Morris Panner	—	9,678
D. Russell Pflueger	—	11,899
Sheldon Razin	—	14,120
Lance E. Rosenzweig	—	9,678

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Pflueger, Barbarosh and Rosenzweig. None of these individuals was, during the fiscal year ended March 31, 2016, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report
Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on that review and discussion, our Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement and incorporation by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

COMPENSATION COMMITTEE

D. Russell Pflueger, Chairman

Craig A. Barbarosh	Lance E. Rosenzweig

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors
General
Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.
Director Independence
Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)
a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.
Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(c)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(e)
a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)
a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.
Our Board has determined that each of our non-employee directors and director nominees is “independent” as defined above and in accordance with applicable Nasdaq listing standards. Mr. Plochocki, our former President and Chief Executive Officer, was a member of our management team until June 30, 2015 and was not independent. Mr. Frantz, our current President and Chief Executive Officer, is a member of our management team and is not independent. The above definition of independence is posted on our Internet website at www.qsii.com.
Attendance at Board and Shareholders' Meetings
During the fiscal year ended March 31, 2016, our Board held twelve (12) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which he served (during the periods that they served) during the fiscal year ended March 31, 2016.
It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees who were members of the Board at that time were in attendance at our 2015 annual meeting of shareholders.

Board Leadership Structure
We currently have an independent Chairman of the Board separate from the Chief Executive Officer. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position. In addition to our independent Chairman, we have an independent Vice Chairman of the Board whose role is to assist the independent Chairman on governance, litigation and administrative matters, internal Board mechanics and such other duties as may be delegated by the Chairman or designated by the Board from time to time.
Board Involvement in Risk Oversight
Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters
Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has a Special Committee and a Proxy Voting committee, as further described below.
Audit Committee
Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Malone and Pflueger. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants' performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.
During the fiscal year ended March 31, 2016, our Audit Committee held five (5) meetings. Our Audit Committee's current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”
Nominating and Governance Committee
Our Board has a Nominating and Governance Committee that consists of Messrs. Barbarosh (Chair), Bristol and Pflueger, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.
Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to our Board during their current term.
Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee's evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.
On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.
During the fiscal year ended March 31, 2016, our Nominating and Governance Committee held four (4) meetings. Our Nominating and Governance Committee's current charter is posted on our Internet website at www.qsii.com.
Compensation Committee
Our Board has a Compensation Committee that consists of Messrs. Pflueger (Chair), Barbarosh and Rosenzweig. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee's charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2016, our Compensation Committee held eleven (11) meetings. Our Compensation Committee's current charter is posted on our Internet website at www.qsii.com.
Our executive officers have played no role in determining the amount or form of director compensation. At the request of the Compensation Committee, our Chief Executive Officer and Senior Vice President of Human Resources provide information from time to time to our Compensation Committee about certain accomplishments, recommendations, qualitative assessments or other metrics regarding the NEOs to assist our Compensation Committee in making compensation decisions for the NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also subscribed to Equilar, Inc. Insight, as well as Main Data Group, Inc. benchmarking analytics, and reviews publicly available compensation data from time to time as part of its committee and executive compensation decisions. For fiscal year 2016, there were no conflicts of interest with respect to any compensation advisers. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.
Transaction Committee
Our Board has a Transaction Committee that consists of Messrs. Razin (Chair), Barbarosh, Bristol, Margolis and Panner. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The Transaction Committee held four (4) meetings during fiscal year 2016.
Special Committee
One of our current directors, and one of our former directors, are each significant shareholders in our Company, which makes it possible for them to have significant influence over the Company in a manner that may be alleged to conflict with the interests of our other shareholders. As a result, we have established, from time to time, Special Committees to address certain matters or conflicts related to this consolidated ownership.
We have recently been subject to repeated proxy contests, the use of cumulative voting rights and litigation brought against us by a former director and significant shareholder, Mr. Hussein. In light of this history, on May 26, 2010, our Board formed a Special Committee to address matters of this type. Among other things, the Special Committee has been authorized to act on our Board’s behalf in connection with the solicitation and voting of proxies at the annual meeting, except where the Proxy Voting Committee has been authorized to act, as well as all matters related to any litigation or threat of litigation associated with such meeting and its related activities. This Special Committee currently consists of Messrs. Barbarosh (Chair), Bristol and Rosenzweig. Our Board reviewed and renewed the powers of this Special Committee on August 11, 2015. During the fiscal year ended March 31, 2016, this Special Committee held one (1) meeting.
On October 20, 2015, our Board formed a second Special Committee, designated to evaluate various strategic and related matters as they may arise, in order to help the Board avoid any potential conflicts of interest, most effectively fulfill its fiduciary duties, and efficiently review proposed strategic activities. This Special Committee currently consists of Messrs. Barbarosh (Chair), Bristol, Malone, Margolis and Rosenzweig, and met six (6) times during fiscal year 2016.
Proxy Voting Committee
Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. In the event that cumulative voting applies to the election of directors at the annual meeting, our Board reviewed and renewed the powers of its Proxy Voting Committee on August 11, 2015, which consists of Messrs. Razin (Chair), Barbarosh and Pflueger. During the fiscal year ended March 31, 2016, our Proxy Voting Committee held one (1) meeting.
Lead Director
Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters
Audit Committee Report
Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management's assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2016, with management and our independent registered public accounting firm.
The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required under Statement on Auditing Standards No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence.
The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2016, and for filing with the SEC.
The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

AUDIT COMMITTEE
George H. Bristol, Chairman

James C. Malone	D. Russell Pflueger
Code of Ethics
We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer), Chief Financial Officer (our principal financial officer), and Principal Accounting Officer (our principal accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Company Info” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.
Security Holder Communications with our Board
Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 800, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, Jocelyn Leavitt at: jleavitt@nextgen.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2016, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons
During fiscal year 2016, our Audit Committee was responsible for reviewing and approving transactions with related persons.
Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee's approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.
Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders' meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or employee).
Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•
Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•
Any transaction with another enterprise at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise's total annual revenues.

•
Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization's total annual receipts.

•
Any transaction where the related party's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•
Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions
Indemnification Agreements
We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
(Proposal No. 2)
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables, beginning on page 12. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and performance goals and the realization of increased shareholder value.
Continued strong shareholder support for our compensation decisions
At our 2015 annual meeting of shareholders, our shareholders approved the compensation of our 2015 NEOs with over 99% approval. The Compensation Committee believes that the strong support from our shareholders demonstrates that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives.
The following is a summary of some of the key points of our executive compensation programs. We urge our shareholders to review the “Executive and Director Compensation and Related Information - Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables for more information.
Emphasis on pay-for-performance
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.
Under our Fiscal Year 2016 Incentive Program, our NEOs earn cash and equity incentives based on the Company’s consolidated revenue growth, non GAAP earnings per share (“EPS”) growth, and average 30 day trading price.
Fiscal year 2016 was a transition year for Quality Systems, financially and operationally, presenting both new challenges and new opportunities for us and the healthcare information technology sector as a whole. Our consolidated revenue decreased from approximately $490,225,000 in fiscal year 2015 to approximately $483,696,000 in fiscal year 2016 (adjusted to exclude revenue from our HealthFusion acquisition for the purposes of measuring performance under the 2016 Executive Compensation Program), representing a decline of 1.3% in consolidated revenue. Our non-GAAP EPS increased from $0.62 in fiscal year 2015 to $0.71 (adjusted to exclude HealthFusion's estimated contribution to non-GAAP for the purposes of measuring performance under the 2016 Executive Compensation Program) in fiscal year 2016, amounting to 14.0% non-GAAP EPS growth. Our average 30-day trading price for the period ending April 30, 2016 was $14.50. Based on the results of our performance measures under our 2016 Executive Compensation Program, cash bonuses payable to our NEOs were 70% of their respective target cash bonus amounts, and no equity bonuses in the form of restricted shares were payable to our NEOs. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. Detailed information about these payments is presented above under the caption “Compensation Details.”
Equity as a key component of compensation to align with our shareholders’ interests
We believe that the use of equity-based compensation in the form of stock options that vest in either four or five equal, annual installments and equity-based incentives in the form of restricted shares of common stock helps to align the interests of our NEOs with those of our shareholders by encouraging long-term performance. To this end, equity awards are a key component of our executive compensation programs. Under the Fiscal Year 2016 Incentive Program, equity awards represented about 18% of our NEOs’ compensation opportunities.
Responsible and balanced pay opportunities that reflect best practices
Our executive compensation programs provide balanced and reasonable pay opportunities and are intended to reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only our President and Chief Executive Officer, Mr. Frantz, has an employment agreement. Mr. Plochocki, our former President and Chief Executive Officer, was previously subject to an employment agreement, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation. Detailed information about Mr. Plochocki’s separation agreement is presented above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2016 - Separation Agreement with Mr. Plochocki.” None of our executive officers are subject to employment arrangements that provide severance payments upon termination of employment or a change of control of the Company, other than double-trigger equity acceleration provisions that apply generally to all employees with such equity awards.

•
Limited perquisites and tax gross-ups. We do not provide any meaningful perquisites to our NEOs, other than pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2016. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee’s compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company’s performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs’ long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.
Commitment to strong governance standards with respect to compensation programs and practices

•	Independent compensation committee. Our Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s insider trading policy from engaging in short-term or speculative transactions in our Company’s shares.

Recommendation
The Board believes that the information provided above and within the “Executive and Director Compensation and Related Information” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.
The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution at the 2016 annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2017 annual meeting of shareholders.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)
(Proposal No. 3)
The Dodd-Frank Act added Section 14A of the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, for their preference as to whether future advisory votes on the compensation of our named executive officers (of the nature reflected in Proposal No. 2 above, and commonly referred to as “Say-on-Pay”) should occur every one, two or three years (commonly referred to as “Say-on-Frequency”).
At our 2011 annual meeting, our shareholders approved a Say-on-Frequency proposal calling for annual Say-on-Pay advisory votes on named executive officer compensation. The Company has held advisory Say-on-Pay votes on the compensation of our named executive officers at every subsequent annual meeting. We are required to hold a Say-on-Frequency vote every six years.
After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year remains the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the Say-on-Pay advisory vote provisions are relatively new, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
We are asking our shareholders to provide advisory approval as to whether future advisory votes on the compensation of our named executive officers (i.e., Say-on-Pay votes) should occur every one, two or three years. This Say-on-Frequency vote is advisory, which means that the vote on frequency is not binding on us, our Board or our Compensation Committee. Notwithstanding our Board recommendation on frequency or the outcome of the shareholder vote on this Proposal, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs.
The affirmative vote of both (i) a majority of common stock present in person or represented by proxy and voting on the proposal, and (ii) a majority of the quorum, is required to approve a particular frequency under this Proposal No. 3. However, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the option of every ONE YEAR as the preferred frequency for future advisory votes on the compensation of our named executive officers.
The Board has determined to hold a Say-on-Pay advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following Say-on-Frequency resolution at the 2016 annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, whether the preferred frequency for future advisory votes on the compensation of our named executive officers should be every year, every two years, or every three years.”

OUR BOARD RECOMMENDS THAT SHAREHOLDERS FOR “ONE YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)
Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2017. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee's appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.
We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2016, and 2015.

	2016	2015
Audit fees	$1,436,076	$1,164,539
Audit-related fees	—	118,520
Tax fees	138,038	—
All other fees	3,600	3,600
____________________________________________

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal year 2016. Audit-related fees for fiscal 2015 incurred in connection to a Service Organizational Control 2 readiness engagement.

Tax Fees. Tax fees for fiscal 2016 consist of fees billed for tax planning and advice services. No tax fees were incurred for fiscal year 2015.
All Other Fees. All other fees for fiscal 2016 and 2015 incurred due to the use of a subscription-based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
Our Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

ANNUAL REPORT AND AVAILABLE INFORMATION
Our annual report containing audited financial statements for our fiscal years ended March 31, 2016 and 2015 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”
Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 800, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC's website at www.sec.gov.

PROPOSALS OF SHAREHOLDERS
We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•
SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next year’s (i.e., 2017) annual meeting must be received by us by March 2, 2017 in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

•
Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders' notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.
Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS
Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.
By Order of the Board of Directors,
QUALITY SYSTEMS, INC.

Jocelyn A. Leavitt
Executive Vice President, General Counsel
and Secretary
Irvine, California
June 30, 2016

ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JUNE 30, 2016.

QUALITY SYSTEMS, INC.
ATTN: JOCELYN A. LEAVITT, SECRETARY
18111 VON KARMAN AVE., STE 800
IRVINE, CA 92612-1007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on August 15, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on August 15, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12405-P80944 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALITY SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors*	☐	☐	☐

Nominees:

01) Rusty Frantz
02) Craig A. Barbarosh
03) George H. Bristol
04) James C. Malone
05) Jeffrey H. Margolis
06) Morris Panner
07) D. Russell Pflueger
08) Sheldon Razin
09) Lance E. Rosenzweig

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote 1 Year on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote to approve the frequency of holding an advisory vote to approve the compensation of our named executive officers (Say-on-Frequency).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

* If cumulative voting is invoked, this proxy authorizes the proxy holders to cumulate the votes that you are entitled to cast for all director nominees and allocate them, in the discretion of our Proxy Voting Committee, among director nominees for which you do not withhold authority to vote. To cumulate votes as to a particular nominee, check the box to the right and follow the instructions in the Proxy Statement. Please do not check the box unless you want to exercise cumulative voting. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E12406-P80944

QUALITY SYSTEMS, INC.
PROXY FOR 2016 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John R. "Rusty" Frantz and James R. Arnold, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. ("QSI") held of record by the undersigned as of June 17, 2016, at the Annual Meeting of Shareholders of QSI to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2016, at 1 p.m. local time and at all adjournments and postponements thereof (the "Annual Meeting"), upon the following matters, which are described in QSI's Proxy Statement for the Annual Meeting. QSI's Board of Directors recommends shareholders vote "FOR ALL" of the director nominees in Proposal 1. In Proposal 2, the Board recommends shareholders vote "FOR". In Proposal 3, the Board recommends shareholders vote for "ONE YEAR". In Proposal 4, the Board recommends shareholders vote "FOR". In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI's Proxy Statement concerning the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares will be voted in accordance with the Board of Directors' recommendations. This proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

Continued and to be signed on reverse side